EXHIBIT 99.1

CONSOLIDATED FINANCIAL STATEMENTS
TD Ameritrade Holding Corporation
Consolidated Balance Sheets as of September 30, 2020 and 2019, and the related
Consolidated Statements of Income, Comprehensive Income, Stockholders' Equity, and Cash Flows for the three years in the period ended September 30, 2020
With Report of Independent Auditors

TD AMERITRADE HOLDING CORPORATION

Report of Independent Auditors
To The Charles Schwab Corporation and management of TD Ameritrade Holding Corporation
We have audited the accompanying consolidated financial statements of TD Ameritrade Holding Corporation, which comprise the consolidated balance sheets as of September 30, 2020 and 2019, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for the three years in the period ended September 30, 2020, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor's Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of TD Ameritrade Holding Corporation at September 30, 2020 and 2019, and the consolidated results of its operations and its cash flows for the three years in the period ended September 30, 2020 in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

December 4, 2020

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
As of September 30, 2020 and 2019

	2020	2019
	(In millions)
ASSETS
Cash and cash equivalents	$6,512	$2,852
Cash and investments segregated and on deposit for regulatory purposes	11,139	8,684
Receivable from brokers, dealers and clearing organizations	1,554	2,439
Receivable from clients, net	27,725	20,618
Receivable from affiliates	94	112
Other receivables, net	342	305
Securities owned, at fair value	415	532
Investments available-for-sale, at fair value	1,790	1,668
Property and equipment at cost, net	891	837
Goodwill	4,227	4,227
Acquired intangible assets, net	1,088	1,204
Other assets	690	308
Total assets	$56,467	$43,786
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Payable to brokers, dealers and clearing organizations	$3,233	$3,308
Payable to clients	37,816	27,067
Accounts payable and other liabilities	1,366	884
Payable to affiliates	7	5
Long-term debt	3,723	3,594
Deferred income taxes	288	228
Total liabilities	46,433	35,086
Stockholders' equity:
Preferred stock, $0.01 par value, 100 million shares authorized; none issued	—	—
Common stock, $0.01 par value, one billion shares authorized; 670 million shares issued; 2020 — 541 million shares outstanding; 2019 — 544 million shares outstanding	7	7
Additional paid-in capital	3,487	3,452
Retained earnings	9,933	8,580
Treasury stock, common, at cost: 2020 — 129 million shares; 2019 — 126 million shares	(3,531)	(3,380)
Accumulated other comprehensive income	138	41
Total stockholders' equity	10,034	8,700
Total liabilities and stockholders' equity	$56,467	$43,786
See notes to consolidated financial statements.

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the Years Ended September 30, 2020, 2019 and 2018

	2020	2019	2018
	(In millions, except per share amounts)
Revenues:
Asset-based revenues:
Bank deposit account fees	$1,670	$1,717	$1,541
Net interest revenue	1,394	1,533	1,272
Investment product fees	552	586	557
Total asset-based revenues	3,616	3,836	3,370
Transaction-based revenues:
Transaction fees and commissions	2,099	2,002	1,969
Other revenues	283	178	113
Net revenues	5,998	6,016	5,452
Operating expenses:
Employee compensation and benefits	1,414	1,322	1,555
Clearing and execution costs	286	209	189
Communications	150	155	179
Occupancy and equipment costs	257	267	302
Depreciation and amortization	171	148	142
Amortization of acquired intangible assets	116	125	141
Professional services	338	294	303
Advertising	279	298	293
Other	181	197	350
Total operating expenses	3,192	3,015	3,454
Operating income	2,806	3,001	1,998
Other expense (income):
Interest on borrowings	107	144	99
Gain on business-related divestiture	—	(60)	—
Loss on sale of investments	—	—	11
Other, net	(1)	(12)	1
Total other expense, net	106	72	111
Pre-tax income	2,700	2,929	1,887
Provision for income taxes	676	721	414
Net income	$2,024	$2,208	$1,473
Earnings per share — basic	$3.74	$3.98	$2.60
Earnings per share — diluted	$3.73	$3.96	$2.59
Weighted average shares outstanding — basic	541	555	567
Weighted average shares outstanding — diluted	543	557	569
See notes to consolidated financial statements.

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
For the Years Ended September 30, 2020, 2019 and 2018

	2020	2019	2018
	(In millions)
Net income	$2,024	$2,208	$1,473
Other comprehensive income, before tax:
Investments available-for-sale:
Unrealized gain (loss)	124	86	(12)
Reclassification adjustment for realized loss included in net income	—	—	11
Net change in investments available-for-sale	124	86	(1)
Cash flow hedging instruments:
Reclassification adjustment for portion of realized loss amortized to net income	5	4	5
Total other comprehensive income, before tax	129	90	4
Income tax effect	(32)	(22)	(2)
Total other comprehensive income, net of tax	97	68	2
Comprehensive income	$2,121	$2,276	$1,475
See notes to consolidated financial statements.

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Years Ended September 30, 2020, 2019 and 2018

	Total Common Shares Outstanding	Total Stockholders' Equity	Common Stock	Additional Paid-In Capital	Retained Earnings	Treasury Stock	Deferred Compensation	Accumulated Other Comprehensive Income (Loss)
	(In millions)
Balance, September 30, 2017	567	$7,247	$7	$3,369	$6,011	$(2,116)	$1	$(25)
Net income	—	1,473	—	—	1,473	—	—	—
Other comprehensive income, net of tax	—	2	—	—	—	—	—	2
Common stock dividends ($0.84 per share)	—	(477)	—	—	(477)	—	—	—
Repurchases of common stock	(5)	(255)	—	—	—	(255)	—	—
Future treasury stock purchases under accelerated stock repurchase agreement	—	(31)	—	(31)	—	—	—	—
Repurchases of common stock for income tax withholding on stock-based compensation	—	(17)	—	—	—	(17)	—	—
Common stock issued for stock-based compensation, including tax effects	1	—	—	(19)	—	19	—	—
Deferred compensation	—	1	—	—	—	(2)	3	—
Stock-based compensation	—	60	—	60	—	—	—	—
Adoption of Accounting Standards Update 2018-02	—	—	—	—	4	—	—	(4)
Balance, September 30, 2018	563	8,003	7	3,379	7,011	(2,371)	4	(27)
Net income	—	2,208	—	—	2,208	—	—	—
Other comprehensive income, net of tax	—	68	—	—	—	—	—	68
Common stock dividends ($1.20 per share)	—	(667)	—	—	(667)	—	—	—
Repurchases of common stock	(20)	(969)	—	31	—	(1,000)	—	—
Repurchases of common stock for income tax withholding on stock-based compensation	—	(14)	—	—	—	(14)	—	—
Common stock issued for stock-based compensation, including tax effects	1	—	—	(5)	—	5	—	—
Deferred compensation	—	(4)	—	—	—	—	(4)	—
Stock-based compensation	—	47	—	47	—	—	—	—
Adoption of Accounting Standards Update 2014-09	—	28	—	—	28	—	—	—
Balance, September 30, 2019	544	$8,700	$7	$3,452	$8,580	$(3,380)	$—	$41
Continued on the following page.

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY — (Continued)

	Total Common Shares Outstanding	Total Stockholders' Equity	Common Stock	Additional Paid-In Capital	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income
	(In millions)
Balance, September 30, 2019	544	$8,700	$7	$3,452	$8,580	$(3,380)	$41
Net income	—	2,024	—	—	2,024	—	—
Other comprehensive income, net of tax	—	97	—	—	—	—	97
Common stock dividends ($1.24 per share)	—	(670)	—	—	(670)	—	—
Repurchases of common stock	(4)	(143)	—	—	—	(143)	—
Repurchases of common stock for income tax withholding on stock-based compensation	—	(22)	—	—	—	(22)	—
Common stock issued for stock-based compensation, including tax effects	1	—	—	(14)	—	14	—
Stock-based compensation	—	49	—	49	—	—	—
Adoption of Accounting Standards Update 2016-02 (Note 1)	—	(1)	—	—	(1)	—	—
Balance, September 30, 2020	541	$10,034	$7	$3,487	$9,933	$(3,531)	$138
See notes to consolidated financial statements.

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended September 30, 2020, 2019 and 2018

	2020	2019	2018
	(In millions)
Cash flows from operating activities:
Net income	$2,024	$2,208	$1,473
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	171	148	142
Amortization of acquired intangible assets	116	125	141
Non-cash lease expense	61	—	—
Deferred income taxes	28	26	(24)
Gain on business-related divestiture	—	(60)	—
Loss on sale of investments	—	—	11
Stock-based compensation	49	47	60
Provision for doubtful accounts on client and other receivables	46	13	69
Other, net	28	25	18
Changes in operating assets and liabilities:
Investments segregated and on deposit for regulatory purposes	(3,885)	(16)	831
Receivable from brokers, dealers and clearing organizations	885	(1,065)	(40)
Receivable from clients, net	(7,153)	1,985	(5,536)
Receivable from/payable to affiliates, net	20	(1)	(79)
Other receivables, net	(37)	(7)	(129)
Securities owned, at fair value	117	(376)	347
Other assets	32	(18)	(39)
Payable to brokers, dealers and clearing organizations	(75)	328	476
Payable to clients	10,749	4,183	(2,223)
Accounts payable and other liabilities	122	75	(20)
Net cash provided by (used in) operating activities	3,298	7,620	(4,522)
Cash flows from investing activities:
Purchase of property and equipment	(229)	(199)	(229)
Proceeds from sale of property and equipment	—	—	12
Cash received from business-related divestiture	—	62	—
Cash paid in business acquisition, net of cash and cash equivalents acquired	—	—	(4)
Purchase of short-term investments	(1)	(1)	(1)
Proceeds from sale and maturity of short-term investments	1	1	66
Purchase of investments available-for-sale, at fair value	—	(1,394)	(392)
Proceeds from sale of investments available-for-sale, at fair value	—	299	643
Other, net	(2)	20	(3)
Net cash provided by (used in) investing activities	(231)	(1,212)	92
Continued on the following page.

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY — (Continued)

	2020	2019	2018
	(In millions)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	$—	$1,498	$—
Payment of debt issuance costs	(2)	(12)	(3)
Principal payments on long-term debt	—	(500)	—
Reimbursement (payment) of prepayment premium on long-term debt	—	(3)	2
Proceeds from senior revolving credit facilities	1,350	1,800	3,225
Principal payments on senior revolving credit facilities	(1,350)	(1,800)	(3,225)
Net payments on securities sold under agreements to repurchase	—	(96)	(1)
Payment of cash dividends	(670)	(667)	(477)
Purchase of treasury stock	(143)	(969)	(255)
Purchase of treasury stock for income tax withholding on stock-based compensation	(22)	(14)	(17)
Payment for future treasury stock purchases under accelerated stock repurchase agreement	—	—	(31)
Net cash used in financing activities	(837)	(763)	(782)
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	2,230	5,645	(5,212)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of year	10,193	4,548	9,760
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of year (Note 2)	$12,423	$10,193	$4,548
Supplemental cash flow information:
Interest paid	$122	$154	$118
Income taxes paid	$582	$683	$352
See notes to consolidated financial statements.

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended September 30, 2020, 2019 and 2018
1.     Nature of Operations and Summary of Significant Accounting Policies
Basis of Presentation — The consolidated financial statements include the accounts of TD Ameritrade Holding Corporation (the "Parent"), a Delaware corporation, and its wholly-owned subsidiaries (collectively, the "Company"). Intercompany balances and transactions have been eliminated.
Nature of Operations — The Company provides securities brokerage services, including trade execution, clearing services and margin lending, through its broker-dealer subsidiaries; futures and foreign exchange trade execution services through its futures commission merchant ("FCM") and forex dealer member ("FDM") subsidiary; and bundled retirement plan solutions to plan sponsors and their advisors through its state-chartered trust company subsidiary. The Company also provides cash sweep and deposit account products through third-party relationships, including relationships with affiliates.
On October 6, 2020, pursuant to an Agreement and Plan of Merger, dated as of November 24, 2019 (as amended the "Merger Agreement"), the Company was acquired by The Charles Schwab Corporation ("CSC") (the "Merger"). For the fiscal year ended September 30, 2020, the Company incurred $63 million of costs related to the Merger, which are primarily included in professional services on the Consolidated Statements of Income. The transaction was accounted for under the acquisition method of accounting and CSC intends to apply pushdown accounting to the Company. Under the acquisition method of accounting, most of the Company's assets and liabilities will be remeasured at fair value. For additional information regarding the Merger, see Note 24, Subsequent Events.
In March 2020, the World Health Organization declared the spread of coronavirus disease 2019 ("COVID-19") a worldwide pandemic. The pandemic has negatively impacted the global economy and caused significant volatility in the financial markets. The Company continues to actively monitor the pandemic and has taken and intends to continue taking steps to identify and mitigate the adverse impacts on, and risks to, the Company's business, financial condition, liquidity, operations, employees, clients and business partners. In response to the pandemic and for the protection of the Company's employees, clients and business partners, the Company implemented remote work arrangements for nearly all of its employees, has restricted business travel and has temporarily closed its retail branches. To date, with the Company's ability to meet a vast majority of its clients' needs through its technology-based platforms and services, these arrangements have not materially affected the Company's ability to maintain its business operations, including the operation of its financial reporting systems, internal control over financial reporting, and disclosure controls and procedures. Based on information available as of the date of this report, the Company does not expect the pandemic to have a material adverse impact on its financial condition, results of operations or cash flows in the near term; although, given the daily evolution of the pandemic, the global responses to curb its spread and the related economic impacts, the Company is currently unable to estimate the long-term effects of the pandemic on its financial condition, results of operations or cash flows.
On June 28, 2019, pursuant to an Asset Purchase Agreement, TD Ameritrade Trust Company ("TDATC"), an indirect wholly-owned subsidiary of the Company, sold its retirement plan custody and trust assets. The sale of the retirement plan custody and trust assets resulted in a $60 million gain, which is included in gain on business-related divestiture on the Consolidated Statements of Income.
The Company's broker-dealer subsidiaries are subject to regulation by the Securities and Exchange Commission ("SEC"), the Financial Industry Regulatory Authority ("FINRA") and the various exchanges in which they maintain membership. The Company's FCM/FDM subsidiary is subject to regulation by the Commodity Futures Trading Commission ("CFTC") and the National Futures Association ("NFA"). Dividends from the Company's broker-dealer, FCM/FDM and trust company subsidiaries are a source of liquidity for the Parent. Requirements of the SEC, FINRA and CFTC relating to liquidity, net capital standards and the use of client funds and securities may limit funds available for the payment of dividends from the broker-dealer and FCM/FDM subsidiaries to the Parent. State regulatory requirements may limit funds available for the payment of dividends from the trust company subsidiary to the Parent.

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Use of Estimates — The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents — The Company considers highly-liquid investments with an original maturity of three months or less to be cash equivalents.
Cash and Investments Segregated and on Deposit for Regulatory Purposes — Cash and investments segregated and on deposit for regulatory purposes consists primarily of qualified deposits in special reserve bank accounts for the exclusive benefit of clients under Rule 15c3-3 of the Securities Exchange Act of 1934 (the "Exchange Act") and other regulations. Funds can be held in cash, reverse repurchase agreements, U.S. Treasury securities, U.S. government agency mortgage-backed securities and other qualified securities. Reverse repurchase agreements (securities purchased under agreements to resell) are treated as collateralized financing transactions and are carried at amounts at which the securities will subsequently be resold, plus accrued interest. The Company's reverse repurchase agreements are collateralized by U.S. government debt securities and generally have a maturity of seven days. Cash and investments segregated and on deposit for regulatory purposes also includes amounts that have been segregated or secured for the benefit of futures clients according to the regulations of the CFTC governing FCMs.
Securities Borrowed and Securities Loaned — Securities borrowed and securities loaned transactions are recorded at the amount of cash collateral provided or received. Securities borrowed transactions require the Company to provide the counterparty with collateral in the form of cash. The Company receives collateral in the form of cash for securities loaned transactions. For these transactions, the fees earned or incurred by the Company are recorded as net interest revenue on the Consolidated Statements of Income. The related interest receivable from and the brokerage interest payable to broker-dealers are included in other receivables and in accounts payable and other liabilities, respectively, on the Consolidated Balance Sheets.
Receivable from/Payable to Clients — Receivable from clients primarily consists of margin loans to securities brokerage clients, which are collateralized by client securities, and is carried at the amount receivable, net of an allowance for doubtful accounts that is primarily based on the amount of unsecured margin balances. Payable to clients primarily consists of client cash held in brokerage accounts and is carried at the amount of client cash on deposit. The Company earns interest revenue and pays interest expense on its receivable from clients and payable to clients balances, respectively. The interest revenue and expense are included in net interest revenue on the Consolidated Statements of Income.
Securities Owned — Securities owned by our broker-dealer subsidiaries are recorded on a trade-date basis and carried at fair value, and the related changes in fair value are generally included in other revenues on the Consolidated Statements of Income.
Investments Available-for-sale — Investments available-for-sale are carried at fair value and unrealized gains and losses, net of deferred income taxes, are reflected as a component of accumulated other comprehensive income (loss) on the Consolidated Balance Sheets. Realized gains and losses on investments available-for-sale are determined on the specific identification method and are included in gain (loss) on sale of investments on the Consolidated Statements of Income.
Property and Equipment — Property and equipment is recorded at cost, net of accumulated depreciation and amortization, except for land, which is recorded at cost. Depreciation is provided using the straight-line method over the estimated useful service lives of the assets, which range from seven to 40 years for buildings and building components and three to seven years for all other depreciable property and equipment. Leasehold improvements are amortized over the lesser of the economic useful life of the improvement or the term of the lease.

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Software Development — Costs for internally developed software are capitalized when the costs relate to development of approved projects for our internal needs that result in additional functionality. Costs related to preliminary project and post-project activities are expensed as incurred.
Goodwill — The Company has recorded goodwill for purchase business combinations to the extent the purchase price of each completed acquisition exceeded the fair value of the net identifiable assets of the acquired company. The Company tests goodwill for impairment on at least an annual basis and more frequently as events occur or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. In performing the impairment tests, the Company utilizes quoted market prices of the Company's common stock to estimate the fair value of the Company as a whole. The estimated fair value is then allocated to the Company's reporting unit and is compared with the carrying value of the reporting unit. No impairment charges have resulted from the impairment tests for any periods presented.
Amortization of Acquired Intangible Assets — Acquired intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives, ranging from 17 to 23 years. The acquired intangible asset associated with a trademark license agreement is not subject to amortization because the term of the agreement is considered to be indefinite.
Long-Lived Assets and Acquired Intangible Assets — The Company reviews its long-lived assets and finite-lived acquired intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If based on that review, changes in circumstances indicate that the carrying amount of such assets may not be recoverable, the Company evaluates recoverability by comparing the undiscounted cash flows associated with the asset to the asset's carrying amount. The Company also evaluates the remaining useful lives of intangible assets to determine if events or trends warrant a revision to the remaining period of amortization. Long-lived assets classified as "held for sale" are reported at the lesser of carrying amount or fair value less cost to sell. As of September 30, 2020 and 2019, the Company had $5 million and $7 million of assets classified as held for sale, respectively, which are included in other assets on the Consolidated Balance Sheets.
The Company tests its indefinite-lived acquired intangible asset for impairment on at least an annual basis and more frequently as events occur or changes in circumstances indicate that the carrying amount of this asset may not be recoverable. To determine if the indefinite-lived intangible asset is impaired, the Company first assesses certain qualitative factors. Based on this assessment, if it is more likely than not that the fair value of the indefinite-lived intangible asset is less than its carrying amount, the Company performs a quantitative impairment test. No impairment charges have resulted from the impairment tests for any periods presented.
Securities Sold Under Agreements to Repurchase — Transactions involving sales of securities under agreements to repurchase (repurchase agreements) are treated as collateralized financing transactions. Under repurchase agreements, the Company receives cash from counterparties and provides U.S. Treasury securities as collateral. These agreements are carried at amounts at which the securities will subsequently be repurchased, plus accrued interest, and the interest expense incurred by the Company is recorded as interest on borrowings on the Consolidated Statements of Income. See "General Contingencies" in Note 15, Commitments and Contingencies, for a discussion of the potential risks associated with repurchase agreements and how the Company mitigates those risks.
Income Taxes — The Parent files a consolidated U.S. income tax return with its subsidiaries on a calendar year basis, combined returns for state tax purposes where required and certain of its subsidiaries file separate state income tax returns where required. Deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be settled or realized. Uncertain tax positions are recognized if it is more likely than not that they will be sustained upon examination, based on the technical merits of the position. The amount of tax benefit recognized is the largest amount of benefit that is greater than 50% likely of being realized upon settlement. The Company recognizes interest and penalties, if any, related to income tax matters as part of the provision for income taxes on the Consolidated Statements of Income.

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock-Based Compensation — The Company measures and recognizes compensation expense based on estimated grant date fair values for all stock-based payment arrangements. Stock-based compensation expense is based on awards expected to vest and therefore is reduced for estimated forfeitures. Forfeitures are estimated at the time of grant based on the Company's historical forfeiture experience and revised in subsequent periods if actual forfeitures differ from those estimates.
Transaction-based Revenues — Revenues and expenses related to client trades, including order routing revenue and revenues from markups on riskless principal trades in fixed-income securities, are recorded on a trade-date basis. Revenues related to client trades are recorded net of promotional allowances. Securities owned by clients, including those that collateralize margin or similar transactions, are not reflected in the accompanying consolidated financial statements.
Bank Deposit Account Fees — Revenues are generated from a sweep program that is offered to eligible clients of the Company whereby clients' uninvested cash is swept to FDIC-insured (up to specified limits) money market deposit accounts at affiliated and non-affiliated third-party financial institutions participating in the program. Bank deposit account fees includes revenues from the Insured Deposit Account ("IDA") agreement with TD Bank USA, N.A. ("TD Bank USA"), TD Bank, N.A. and The Toronto-Dominion Bank ("TD"). The IDA agreement is described further in Note 22, Related Party Transactions.
Net Interest Revenue — Net interest revenue primarily consists of income generated by interest charged to clients on margin balances, net interest revenue from securities borrowed and securities loaned transactions and interest earned on client cash, net of interest paid to clients on their credit balances.
Investment Product Fees — Investment product fee revenue consists of revenues earned on client assets invested in money market mutual funds, other mutual funds and certain investment programs. Investment product fees also includes fees earned on client assets managed by independent registered investment advisors utilizing the Company's trading and investing platforms.
Advertising — The Company expenses advertising costs the first time the advertising takes place. Client cash offers are also characterized as advertising expense, rather than as a reduction of revenue, because there is generally little or no cumulative revenue associated with an individual client earning a cash offer at the time the consideration is recognized in the Consolidated Statement of Income.
Derivatives and Hedging Activities — The Company occasionally utilizes derivative instruments to manage risks, which may include market price, interest rate and foreign currency risks. The Company does not use derivative instruments for speculative or trading purposes. Derivatives are recorded on the Consolidated Balance Sheets as assets or liabilities at fair value. Derivative instruments properly designated to hedge exposure to changes in the fair value of assets or liabilities are accounted for as fair value hedges. Derivative instruments properly designated to hedge exposure to the variability of expected future cash flows or other forecasted transactions are accounted for as cash flow hedges. The Company formally documents the risk management objective and strategy for each hedge transaction. Derivative instruments that do not qualify for hedge accounting are carried at fair value on the Consolidated Balance Sheets with unrealized gains and losses recorded currently on the Consolidated Statements of Income. Cash flows from derivative instruments accounted for as fair value hedges or cash flow hedges are classified in the same category on the Consolidated Statements of Cash Flows as the cash flows from the items being hedged. For additional information on the Company's fair value and cash flow hedging instruments, see Note 10, Long-term Debt and Other Borrowings.
Earnings Per Share — Basic earnings per share ("EPS") is computed by dividing net income by the weighted average common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock, except when such assumed exercise or conversion would have an antidilutive effect on EPS. The difference between the numerator and denominator used in the Company's computation of basic and diluted earnings per share consists of common stock equivalent shares related to stock-based compensation. There were no material antidilutive awards for fiscal years 2020, 2019 and 2018.

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Recently Adopted Accounting Pronouncements
ASU 2016-02 – On October 1, 2019, the Company adopted Accounting Standards Update ("ASU") 2016-02, Leases, by applying the standard at the adoption date, recognizing a cumulative-effect adjustment to the opening balance of retained earnings. As a result, restated financial information and the additional disclosures required under the new standard will not be provided for the comparative periods presented. The new guidance requires quantitative and qualitative disclosures that provide information about the amounts related to leasing arrangements recorded in the consolidated financial statements. The Company elected a package of practical expedients available under the new guidance, which allows an entity to not reassess prior conclusions related to existing contracts containing leases, lease classification and initial direct costs. In addition, the Company has elected to apply the short-term lease exception for lease arrangements with a maximum term of 12 months or less. Upon the adoption of the lease standard, the Company recognized a right-of-use ("ROU") asset and a lease liability on the Consolidated Balance Sheet related to non-cancelable operating leases.
The cumulative effects of the changes made to the Company's Consolidated Balance Sheet as of October 1, 2019 for the adoption of ASU 2016-02 were as follows (dollars in millions):

	Balance at September 30, 2019	Adjustments from Adoption of ASU 2016-02		Balance at October 1, 2019
Assets:
Other assets	$308	$341	(1)	$649
Liabilities:
Accounts payable and other liabilities	884	342	(2)	1,226
Stockholders' Equity:
Retained earnings	8,580	(1)	(3)	8,579

(1)    Adjustments include the following: (a) an increase of $347 million for the recognition of the ROU asset and (b) a decrease of $6 million for lease payments made to lessors at or before the commencement date, which were reclassified to the ROU lease liability upon the adoption of the lease standard.
(2)    Adjustments include the following: (a) an increase of $379 million for the recognition of the ROU lease liability and (b) decreases of $30 million for deferred rent and $7 million related to the early termination of lease obligations, which were reclassified to the ROU asset upon the adoption of the lease standard.
(3)    Represents the impact of a lease obligation which had no future benefit upon the adoption of the lease standard.
The adoption of this standard did not have a material impact on the Company's results of operations or cash flows. See Note 9, Leases, for additional information regarding the Company's operating leases.
Recently Issued Accounting Pronouncements
ASU 2020-04 – In March 2020, the Financial Accounting Standards Board ("FASB") issued ASU 2020-04, Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting if certain criteria are met. The amendments in ASU 2020-04 provide optional expedients and exceptions for applying GAAP to contracts, hedging relationships and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The guidance is currently effective and allows entities to adopt the standard through December 31, 2022, using a prospective approach. The Company is evaluating the guidance and the potential impact of adopting ASU 2020-04 on its consolidated financial statements.

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

ASU 2018-13 – In August 2018, the FASB issued ASU 2018-13, Disclosure Framework–Changes to the Disclosure Requirements for Fair Value Measurement. The amendments in this standard will remove, modify and add certain disclosures under Accounting Standards Codification ("ASC") Topic 820, Fair Value Measurement, with the objective of improving disclosure effectiveness. On October 1, 2020, the Company adopted ASU 2018-13 using a retrospective approach. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.
ASU 2017-04 – In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment, which is intended to simplify the test for goodwill impairment by eliminating Step 2 from the goodwill impairment test, which measures a goodwill impairment loss by comparing the implied fair value of a reporting unit's goodwill with the carrying amount of that goodwill. Under the amendments in this ASU, an entity should perform its annual goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit's fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. When measuring the goodwill impairment loss, income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit should be considered, if applicable. An entity will still have the option to perform the qualitative assessment for a reporting unit to determine if the quantitative test is necessary. On October 1, 2020, the Company adopted ASU 2017-04 using a prospective approach. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.
ASU 2016-13 – In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. The main objective of ASU 2016-13 is to provide financial statement users with more decision-useful information about an entity's expected credit losses on financial instruments and other commitments to extend credit at each reporting date. To achieve this objective, the amendments in this update replace the incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to develop credit loss estimates. Subsequent to issuing ASU 2016-13, the FASB has issued additional standards for the purpose of clarifying certain aspects of ASU 2016-13, as well as providing codification improvements and targeted transition relief under the standard. The subsequently issued ASUs have the same effective date and transition requirements as ASU 2016-13. On October 1, 2020, the Company adopted ASU 2016-13 using a modified retrospective approach. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

2.     Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents
The Company's cash and cash equivalents are summarized in the following table (dollars in millions):

	September 30,
	2020	2019
Broker-dealer subsidiaries	$5,521	$2,260
Corporate	821	366
Futures commission merchant and forex dealer member subsidiary	125	94
Investment advisory subsidiaries	24	8
Trust company subsidiary	21	124
Total	$6,512	$2,852
Capital requirements may limit the amount of cash available for dividends from the broker-dealer, FCM/FDM and trust company subsidiaries to the Parent.

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table provides a reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents reported within the Consolidated Balance Sheets to the total of the same amounts shown in the Consolidated Statements of Cash Flows (dollars in millions):

	September 30,
	2020	2019
Cash and cash equivalents	$6,512	$2,852
Restricted cash and restricted cash equivalents included in cash and investments segregated and on deposit for regulatory purposes	5,911	7,341
Total cash, cash equivalents, restricted cash and restricted cash equivalents shown in the Consolidated Statements of Cash Flows	$12,423	$10,193
Amounts included in restricted cash and restricted cash equivalents consist primarily of qualified deposits in special reserve bank accounts for the exclusive benefit of clients under Rule 15c3-3 of the Exchange Act and other regulations. Restricted cash equivalents consists of highly-liquid investments with an original maturity of three months or less.

3.     Cash and Investments Segregated and on Deposit for Regulatory Purposes
Cash and investments segregated and on deposit for regulatory purposes consists of the following (dollars in millions):

	September 30,
	2020	2019
Cash in demand deposit accounts	$4,635	$2,304
U.S. government debt securities (1)	3,252	4,369
U.S. government agency mortgage-backed securities	2,976	1,318
Cash on deposit with futures commission merchants	276	168
Reverse repurchase agreements (collateralized by U.S. government debt securities)	—	500
U.S. government debt securities on deposit with futures commission merchant	—	25
Total	$11,139	$8,684

(1) U.S. government debt securities includes $1,000 million and $4,369 million of restricted cash equivalents as of September 30, 2020 and 2019, respectively.

4.     Investments Available-for-Sale
The following tables present the amortized cost and fair value of available-for-sale securities (dollars in millions):

September 30, 2020	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale securities:
U.S. Treasury securities	$1,589	$201	$—	$1,790

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2019	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale securities:
U.S. Treasury securities	$1,591	$77	$—	$1,668

The following table presents the contractual maturities of available-for-sale securities as of September 30, 2020 (dollars in millions):

	Amortized Cost	Fair Value
Available-for-sale U.S. Treasury securities:
Due within one to five years	$585	$642
Due within five to ten years	617	693
Due after ten years	387	455
Total available-for-sale U.S. Treasury securities	$1,589	$1,790

5.     Receivable from and Payable to Brokers, Dealers and Clearing Organizations
Amounts receivable from and payable to brokers, dealers and clearing organizations consist of the following (dollars in millions):

	September 30,
	2020	2019
Receivable:
Deposits paid for securities borrowed	$521	$1,864
Clearing organizations	1,003	545
Broker-dealers	16	16
Securities failed to deliver	14	14
Total	$1,554	$2,439
Payable:
Deposits received for securities loaned	$3,157	$3,189
Securities failed to receive	36	29
Clearing organizations	35	89
Broker-dealers	5	1
Total	$3,233	$3,308

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.     Allowance for Doubtful Accounts on Receivables
The following table summarizes activity in the Company's allowance for doubtful accounts on client and other receivables for the fiscal years indicated (dollars in millions):

	2020	2019	2018
Beginning balance	$39	$54	$11
Provision for doubtful accounts, net	32	4	56
Write-off of doubtful accounts	(28)	(19)	(13)
Ending balance	$43	$39	$54

7.     Property and Equipment
Property and equipment consists of the following (dollars in millions):

	September 30,
	2020	2019
Buildings and building components	$499	$478
Computer equipment	389	313
Software	277	253
Leasehold improvements	227	182
Land	59	59
Other property and equipment	95	100
	1,546	1,385
Less: Accumulated depreciation and amortization	(655)	(548)
Property and equipment at cost, net	$891	$837

8.     Goodwill and Acquired Intangible Assets
The Company has recorded goodwill for business acquisitions to the extent the purchase price of each completed acquisition exceeded the fair value of the net identifiable tangible and intangible assets of each acquired company. There were no material changes in the carrying amount of goodwill during the fiscal years ended September 30, 2020 and 2019.
Acquired intangible assets consist of the following (dollars in millions):

	September 30,
	2020			2019
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Client relationships	$1,906	$(964)	$942	$2,069	$(1,011)	$1,058
Trademark license	146	—	146	146	—	146
	$2,052	$(964)	$1,088	$2,215	$(1,011)	$1,204

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Amortization expense on acquired intangible assets was $116 million, $125 million and $141 million for fiscal years 2020, 2019 and 2018, respectively. Estimated future amortization expense for acquired finite-lived intangible assets outstanding as of September 30, 2020 is as follows (dollars in millions):

Fiscal Year	Estimated Amortization Expense
2021	$105
2022	105
2023	77
2024	64
2025	63
Thereafter (to 2035)	528
Total	$942

9.     Leases
The Company enters into various non-cancelable operating leases for certain facilities, including corporate offices, retail branches and data centers. The Company determines if an arrangement is a lease at inception. Operating leases with an initial term of 12 months or less are not recorded on the balance sheet and the related lease expense is recognized on a straight-line basis over the lease term. ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent an obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement or remeasurement date of a lease based on the present value of lease payments over the lease term. The Company utilizes an incremental borrowing rate to determine the present value of lease payments for each lease, as the lease agreements do not provide an implicit rate. The estimated incremental borrowing rate reflects a secured rate and is based on the term of the lease and the interest rate environment at the lease commencement or remeasurement date. Operating lease ROU assets include (1) lease payments made at or before the commencement date and (2) initial indirect costs; and exclude lease incentives. The Company's lease terms may include options to extend or terminate the lease. Only those renewal and termination options which the Company is reasonably certain of exercising are included in the calculation of the lease liability.
The following tables present balance sheet and supplemental operating lease information (dollars in millions):

September 30, 2020
Balance Sheet Information:
Assets:
Other assets:
Operating lease right-of-use assets, net	$306
Liabilities:
Accounts payable and other liabilities:
Operating lease liabilities	$351
Supplemental Information:
Weighted-average remaining lease term (years)	8.1
Weighted-average discount rate	2.53%

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Fiscal Year September 30, 2020
Supplemental Cash Flow Information:
Cash paid for amounts included in the measurement of lease liabilities	$68
Lease liabilities arising from obtaining right-of-use assets	$30
The following table summarizes the amount and classification of operating lease expense (dollars in millions):

Description	Consolidated Statements of Income Classification	Fiscal Year September 30, 2020
Operating lease costs, net (1)	Occupancy and equipment costs	$76

(1)    Includes short-term lease costs and is net of sublease income. The short-term lease costs and sublease income are not material for the fiscal year ended September 30, 2020. Operating lease costs and sublease income include transactions with related parties, which are not material for the fiscal year ended September 30, 2020.

Operating lease expense is recognized on a straight-line basis over the lease term. The Company's lease agreements do not contain any material residual value guarantees or restrictive covenants.
The following table presents the maturities of lease liabilities as of September 30, 2020 (dollars in millions):

Operating Leases
Fiscal Year
2021	$46
2022	57
2023	50
2024	47
2025	39
Thereafter (to 2033)	156
Total lease payments	395
Amount representing interest	(44)
Present value of lease liabilities	$351

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In accordance with the disclosure requirements for the adoption of ASU 2016-02, the Company is presenting its operating lease commitment table as of September 30, 2019, which was previously disclosed in Note 16 of the Company's annual report on Form 10-K for the fiscal year ended September 30, 2019 (dollars in millions):

Fiscal Year	Minimum Lease Payments	Sublease Income	Net Lease Commitments
2020	$72	$(2)	$70
2021	64	(1)	63
2022	55	—	55
2023	49	—	49
2024	45	—	45
Thereafter (to 2033)	191	—	191
Total	$476	$(3)	$473

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.     Long-term Debt and Other Borrowings
Long-term debt consists of the following (dollars in millions):

September 30, 2020	Face Value	Unamortized Discounts and Debt Issuance Costs	Fair Value Adjustment(1)	Net Carrying Value
Senior Notes:
Variable-rate Notes due 2021	$600	$(1)	$—	$599
2.950% Notes due 2022	750	(2)	18	766
3.750% Notes due 2024	400	(3)	—	397
3.625% Notes due 2025	500	(2)	47	545
3.300% Notes due 2027	800	(7)	90	883
2.750% Notes due 2029	500	(5)	38	533
Total long-term debt	$3,550	$(20)	$193	$3,723

September 30, 2019	Face Value	Unamortized Discounts and Debt Issuance Costs	Fair Value Adjustment(1)	Net Carrying Value
Senior Notes:
Variable-rate Notes due 2021	$600	$(2)	$—	$598
2.950% Notes due 2022	750	(3)	6	753
3.750% Notes due 2024	400	(3)	—	397
3.625% Notes due 2025	500	(3)	25	522
3.300% Notes due 2027	800	(8)	40	832
2.750% Notes due 2029	500	(5)	(3)	492
Total long-term debt	$3,550	$(24)	$68	$3,594

(1) Fair value adjustments relate to changes in the fair value of the debt while in a fair value hedging relationship. See "Fair Value Hedging" below.
Fiscal year maturities on long-term debt outstanding at September 30, 2020 are as follows (dollars in millions):

2021	$—
2022	1,350
2023	—
2024	400
2025	500
Thereafter	1,300
Total	$3,550

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Senior Notes — As of September 30, 2020 and 2019, the Company had $3.55 billion aggregate principal amount of unsecured Senior Notes (together, the "Senior Notes"). The Company's Senior Notes were each sold through a public offering. The Company may redeem some or all of the Senior Notes of each series prior to their maturity, subject to certain restrictions, and the payment of an applicable make-whole premium in certain instances. The fixed rate and variable rate Senior Notes pay interest semi-annually and quarterly, respectively, in arrears. Key information about the Senior Notes outstanding is summarized in the following table (dollars in millions):

Description	Date Issued	Maturity Date	Aggregate Principal	Interest Rate
2021 Notes	November 1, 2018	November 1, 2021	$600	Variable
2022 Notes	March 9, 2015	April 1, 2022	$750	2.950%
2024 Notes	November 1, 2018	April 1, 2024	$400	3.750%
2025 Notes	October 22, 2014	April 1, 2025	$500	3.625%
2027 Notes	April 27, 2017	April 1, 2027	$800	3.300%
2029 Notes	August 16, 2019	October 1, 2029	$500	2.750%
During September of fiscal year 2019, the Company used the net proceeds from the issuance of the 2029 Notes, together with cash on hand, to repay the $500 million aggregate outstanding principal amount and a prepayment premium under its 5.600% Senior Notes, which were scheduled to mature on December 1, 2019. The Company is using the net proceeds from the issuance of the 2021 Notes and 2024 Notes for general corporate purposes and to augment liquidity.
Lines of Credit — TD Ameritrade Clearing, Inc. ("TDAC"), a clearing broker-dealer subsidiary of the Company, utilizes secured uncommitted lines of credit for short-term liquidity. Under these secured uncommitted lines, TDAC borrows on either a demand or short-term basis from two unaffiliated banks and pledges client margin securities as collateral. Advances under the secured uncommitted lines are dependent on TDAC having acceptable collateral as determined by each secured uncommitted credit agreement. The terms of the secured uncommitted credit agreements do not specify borrowing limits and the availability of these credit lines is subject to approval by the individual banks each time an advance is requested and may be denied. There were no borrowings outstanding under the secured uncommitted lines of credit as of September 30, 2020 and 2019.
Securities Sold Under Agreements to Repurchase (repurchase agreements) — Under repurchase agreements, the Company receives cash from the counterparty and provides U.S. government debt securities as collateral. The Company's repurchase agreements generally mature between seven and 90 days following the transaction date and are accounted for as secured borrowings. There were no borrowings outstanding under repurchase agreements as of September 30, 2020 and 2019. See "General Contingencies" in Note 15 for a discussion of the potential risks associated with repurchase agreements and how the Company mitigates those risks.
Fair Value Hedging — The Company is exposed to changes in the fair value of its fixed-rate Senior Notes resulting from interest rate fluctuations. To hedge a vast majority of this exposure, the Company has entered into fixed-for-variable interest rate swaps on each of the 2022 Notes, 2025 Notes, 2027 Notes and 2029 Notes (together, the "Hedged Senior Notes"). Each fixed-for-variable interest rate swap has a notional amount and a maturity date matching the aggregate principal amount and maturity date, respectively, for each of the respective Hedged Senior Notes.
The interest rate swaps effectively change the fixed-rate interest on the Hedged Senior Notes to variable-rate interest. Under the terms of the interest rate swap agreements, the Company receives semi-annual fixed-rate interest payments based on the same rates applicable to the Hedged Senior Notes, and makes quarterly variable-rate interest payments based on three-month LIBOR plus (1) 0.9486% for the swap on the 2022 Notes, (2) 1.1022% for the swap on the 2025 Notes, (3) 1.0340% for the swap on the 2027 Notes and (4) 1.2000% for the swap on the 2029 Notes. As of September 30, 2020, the weighted average effective interest rate on the aggregate principal balance of the Senior Notes was 1.51%.

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The interest rate swaps are accounted for as fair value hedges and qualify for the shortcut method of accounting. Changes in the payment of interest resulting from the interest rate swaps are recorded in interest on borrowings on the Consolidated Statements of Income. Changes in fair value of the interest rate swaps are completely offset by changes in fair value of the related Hedged Senior Notes, resulting in no effect on net income. The following table summarizes gains and losses resulting from changes in the fair value of interest rate swaps designated as fair value hedges and the hedged fixed-rate debt for the fiscal years indicated (dollars in millions):

	2020	2019	2018
Gain (loss) on fair value of interest rate swaps	$125	$162	$(117)
Gain (loss) on fair value of hedged fixed-rate debt	(125)	(162)	117
Net gain (loss) recorded in interest on borrowings	$—	$—	$—
Effective October 7, 2020, CSC terminated the Company's fixed-for-variable interest rate swaps on each of the Hedged Senior Notes. As a result of the interest rate swap terminations, the Company received $183 million of termination fees, returned the pledged collateral to the interest rate swap counterparties and realized a loss of $1 million.
Cash Flow Hedging – On January 17, 2014, the Company entered into forward-starting interest rate swap contracts with an aggregate notional amount of $500 million, to hedge against changes in the benchmark interest rate component of future interest payments resulting from an anticipated debt refinancing.  The Company designated the contracts as a cash flow hedge of the future interest payments.  Under cash flow hedge accounting, the swap contracts are carried at fair value until settlement and to the extent they are an effective hedge, any unrealized gains or losses are recorded in other comprehensive income (loss). Any ineffective portion of the unrealized gains or losses is immediately recorded into earnings. Upon settlement, any realized gain or loss that has been recorded in other comprehensive income (loss) is amortized into earnings over the term of the newly-issued fixed-rate debt.

On October 17, 2014, the Company sold $500 million of 2025 Notes as described under "Senior Notes" above and paid approximately $45 million to settle the forward-starting interest rate swap contracts. As of September 30, 2020, the Company expected to amortize $4 million of pre-tax losses, that were reported in accumulated other comprehensive loss, into interest on borrowings on the Consolidated Statements of Income within the next 12 months. Due to the impact of purchase accounting, the balance in accumulated other comprehensive income (loss) was eliminated and, therefore, had no impact on interest on borrowings on the Consolidated Statements of Income after the Merger.
Balance Sheet Impact of Hedging Instruments — The following table summarizes the classification and the fair value of outstanding derivatives designated as hedging instruments on the Consolidated Balance Sheets (dollars in millions):

	September 30,
	2020	2019
Interest rate swaps designated as fair value hedges:
Other assets	$193	$71
Accounts payable and other liabilities	$—	$(3)
The interest rate swaps are subject to counterparty credit risk. Credit risk is managed by limiting activity to approved counterparties that meet a minimum credit rating threshold, by entering into credit support agreements, and/or by utilizing approved central clearing counterparties registered with the CFTC. The interest rate swaps require daily collateral coverage, in the form of cash or U.S. Treasury securities, for the aggregate fair value of the interest rate swaps (including accrued interest). As of September 30, 2020 and 2019, the interest rate swap counterparties had pledged $227 million and $86 million of collateral, respectively, to the Company in the form of cash. A liability for collateral pledged to the Company in the form of cash is recorded in accounts payable and other liabilities on

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the Consolidated Balance Sheets. As of September 30, 2019, the Company had pledged $3 million of collateral to the interest rate swap counterparties in the form of cash. An asset for collateral pledged to the swap counterparties in the form of cash is recorded in other receivables on the Consolidated Balance Sheets.
TD Ameritrade Holding Corporation Senior Revolving Credit Facility — On April 21, 2017, the Parent entered into a credit agreement consisting of a senior unsecured committed revolving credit facility in the aggregate principal amount of $300 million (the "Parent Revolving Facility"). The maturity date of the Parent Revolving Facility is April 21, 2022. As of September 30, 2020, the obligations under the Parent Revolving Facility were not guaranteed by any subsidiary of the Parent.
The applicable interest rate under the Parent Revolving Facility is calculated as a per annum rate equal to, at the option of the Parent, (1) LIBOR plus an interest rate margin ("Parent Eurodollar loans") or (2) (i) the highest of (x) the prime rate, (y) the federal funds effective rate (or, if the federal funds effective rate is unavailable, the overnight bank funding rate) plus 0.50% or (z) the eurodollar rate assuming a one-month interest period plus 1.00%, plus (ii) an interest rate margin ("ABR loans"). The interest rate margin ranges from 0.875% to 1.50% for Parent Eurodollar loans and from 0% to 0.50% for ABR loans, determined by reference to the Company's public debt ratings. The Parent is obligated to pay a commitment fee ranging from 0.08% to 0.20% on any unused amount of the Parent Revolving Facility, determined by reference to the Company's public debt ratings. There were no borrowings outstanding under the Parent Revolving Facility as of September 30, 2020 and 2019. As of September 30, 2020, the interest rate margin would have been 1.125% for Parent Eurodollar loans and 0.125% for ABR loans, and the commitment fee was 0.125%, each determined by reference to the Company's public debt ratings.
The Parent Revolving Facility contains negative covenants that limit or restrict, subject to certain exceptions, the incurrence of liens, indebtedness of subsidiaries, mergers, consolidations, transactions with affiliates, change in nature of business and the sale of all or substantially all of the assets of the Company. The Parent Revolving Facility also contains customary affirmative covenants, including, but not limited to, compliance with applicable law, payment of taxes, maintenance of insurance, preservation of corporate existence, keeping of proper books of record and account and maintenance of properties. The Parent is also required to maintain compliance with a maximum consolidated leverage ratio covenant and a minimum consolidated interest coverage ratio covenant, and the Company's broker-dealer and FCM/FDM subsidiaries are required to maintain compliance with a minimum regulatory net capital covenant. The Company was in compliance with all covenants under the Parent Revolving Facility as of September 30, 2020.
During fiscal 2020, the Parent Revolving Facility and the TDAC Senior Revolving Credit Facilities, as described below, were amended in connection with CSC's pending acquisition of the Company. Among other things, the amendments modified the definition of "change of control," so that the consummation of the Merger did not constitute a "change of control" under these credit facilities. Additionally, the amendment to the Parent Revolving Facility modified certain financial covenant and reporting obligations upon the consummation of the Merger, which included replacing the Parent's requirement to maintain compliance with a maximum consolidated leverage ratio covenant and a minimum consolidated interest coverage ratio covenant with CSC's requirement to maintain compliance with a minimum stockholders' equity covenant. As of October 6, 2020, CSC entered into a guaranty supplement to guarantee obligations of the Parent under the Parent Revolving Facility. The provision of the guaranty supplement by CSC was a condition for modifying certain financial covenant and reporting obligations in the Parent Revolving Facility.
TD Ameritrade Clearing, Inc. Senior Revolving Credit Facilities — TDAC has access to two senior unsecured committed revolving credit facilities with an aggregate principal amount of $1.45 billion, consisting of a $600 million (the "$600 Million Revolving Facility") and an $850 million (the "$850 Million Revolving Facility") senior revolving facility (together, the "TDAC Revolving Facilities"). The maturity dates of the $600 Million Revolving Facility and the $850 Million Revolving Facility are April 21, 2022 and April 20, 2021, respectively.
The applicable interest rate under the $600 Million Revolving Facility is calculated as a per annum rate equal to, at the option of TDAC, (1) LIBOR plus an interest rate margin ("$600 Million Eurodollar loans") or (2) the federal funds effective rate plus an interest rate margin ("$600 Million Federal Funds Rate loans"). The interest rate margin

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

ranges from 0.75% to 1.25% for both $600 Million Eurodollar loans and $600 Million Federal Funds Rate loans, determined by reference to the Company's public debt ratings. TDAC is obligated to pay a commitment fee ranging from 0.07% to 0.175% on any unused amount of the $600 Million Revolving Facility, determined by reference to the Company's public debt ratings. There were no borrowings outstanding under the $600 Million Revolving Facility as of September 30, 2020 and 2019. As of September 30, 2020, the interest rate margin would have been 1.00% for both $600 Million Eurodollar loans and $600 Million Federal Funds Rate loans, and the commitment fee was 0.10%, each determined by reference to the Company's public debt ratings.
The applicable interest rate under the $850 Million Revolving Facility is calculated as a per annum rate equal to, at the option of TDAC, (1) LIBOR plus an interest rate margin ("$850 Million Eurodollar loans") or (2) the federal funds effective rate plus an interest rate margin ("$850 Million Federal Funds Rate loans"). The interest rate margin ranges from 1.00% to 1.50% for both $850 Million Eurodollar loans and $850 Million Federal Funds Rate loans, determined by reference to the Company's public debt ratings. TDAC is obligated to pay a commitment fee ranging from 0.20% to 0.35% on any unused amount of the $850 Million Revolving Facility, determined by reference to the Company's public debt ratings. There were no borrowings outstanding under the $850 Million Revolving Facility as of September 30, 2020 and 2019. As of September 30, 2020, the interest rate margin would have been 1.25% for both $850 Million Eurodollar loans and $850 Million Federal Funds Rate loans, and the commitment fee was 0.25%, each determined by reference to the Company's public debt ratings.
The TDAC Revolving Facilities contain negative covenants that limit or restrict, subject to certain exceptions, the incurrence of liens, indebtedness of TDAC, change in nature of business, mergers, consolidations, and the sale of all or substantially all of the assets of TDAC. The TDAC Revolving Facilities also contain customary affirmative covenants, including, but not limited to, compliance with applicable law, payment of taxes, maintenance of insurance, preservation of corporate existence, keeping of proper books of record and account and maintenance of properties. In addition, TDAC is required to maintain a minimum consolidated tangible net worth and is required to maintain compliance with minimum regulatory net capital requirements. TDAC was in compliance with all covenants under the TDAC Revolving Facilities as of September 30, 2020.
Intercompany Credit Agreements — The Parent has entered into credit agreements with each of its primary broker-dealer and FCM/FDM subsidiaries, under which the Parent may make loans of cash or securities under committed and/or uncommitted lines of credit. Key information about the committed and/or uncommitted lines of credit is summarized in the following table (dollars in millions):

Borrower Subsidiary	Committed Facility	Uncommitted Facility (1)	Termination Date
TD Ameritrade Clearing, Inc.	$1,500	$300	March 1, 2022
TD Ameritrade, Inc.	N/A	$300	March 1, 2022
TD Ameritrade Futures & Forex LLC	$45	N/A	August 11, 2021

(1)     The Parent is permitted, but under no obligation, to make loans under uncommitted facilities.

Loans under both the committed and uncommitted facilities bear interest at the same rate as borrowings under the $600 Million Revolving Facility and must be repaid with interest on or before the termination date.
There were no borrowings outstanding under any of the intercompany credit agreements as of September 30, 2020 and 2019.
On October 6, 2020, CSC entered into inter-company revolving promissory notes with the Parent and TDAC. For additional information regarding these inter-company credit facilities, see Note 24, Subsequent Events.

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.     Income Taxes
The Tax Cuts and Jobs Act (the "Act") was enacted on December 22, 2017, reducing the U.S. federal corporate income tax rate from 35% to 21%. The U.S. federal statutory income tax rate for companies with a fiscal year end of September 30, 2018, was a blended rate of 24.5% for fiscal year 2018.
Provision for income taxes is comprised of the following for the fiscal years indicated (dollars in millions):

	2020	2019	2018
Current expense:
Federal	$534	$579	$380
State	113	116	58
Foreign	1	—	—
	648	695	438
Deferred expense (benefit):
Federal	22	20	(32)
State	6	6	8
	28	26	(24)
Provision for income taxes	$676	$721	$414
A reconciliation of the U.S. federal statutory income tax rate to the effective tax rate applicable to pre-tax income follows for the fiscal years indicated:

	2020	2019	2018
Federal statutory income tax rate	21.0%	21.0%	24.5%
Statutory versus actual blended federal income tax rate	—	—	(1.3)
State taxes, net of federal tax effect	3.7	3.7	2.6
Federal incentives	—	—	0.4
Interest and penalties recorded on unrecognized tax benefits, net	0.6	0.2	0.2
Remeasurement of U.S. deferred income taxes	—	—	(3.8)
Reversal of accruals for unrecognized tax benefits	(0.4)	(0.3)	(0.4)
Share-based payment compensation	—	(0.1)	(0.3)
Disallowed executive compensation	0.2	0.2	—
Other	(0.1)	(0.1)	—
	25.0%	24.6%	21.9%
The Company's effective income tax rate for fiscal year 2020 was 25.0%, compared to 24.6% and 21.9% for fiscal years 2019 and 2018, respectively. The provision for income taxes for fiscal year 2020 included a $7 million benefit related to federal income tax matters, $8 million of unfavorable adjustments related to non-deductible executive compensation and a $2 million net unfavorable adjustment related to state income tax matters. These items had an unfavorable impact on the Company's earnings for fiscal year 2020 of approximately $0.01 per share. The provision for income taxes for fiscal year 2019 included $16 million of favorable adjustments related to state income tax matters and a $4 million income tax benefit resulting from the vesting of equity-based compensation. These items had a favorable impact on the Company's earnings for fiscal year 2019 of approximately $0.04 per share. The provision for income taxes for fiscal year 2018 included a net favorable adjustment of $71 million related to the remeasurement of the Company's deferred income tax balances as it pertains to the Act, a $5 million income tax benefit resulting from the change in accounting for income taxes related to equity-based compensation under ASU

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2016-09, $12 million of favorable resolutions of state income tax matters and a $30 million favorable benefit resulting from accelerating certain deductions, including acquisition-related exit costs, to leverage higher 2017 pre-enactment tax rates. The effective income tax rate was also impacted by a $9 million unfavorable remeasurement of uncertain tax positions related to certain federal incentives. These items had a net favorable impact on the Company's earnings for fiscal year 2018 of approximately $0.19 per share.
Deferred tax assets (liabilities) are comprised of the following (dollars in millions):

	September 30,
	2020	2019
Deferred tax assets:
Operating lease liabilities	$87	$—
Accrued and other liabilities	84	82
Stock-based compensation	20	20
Allowance for doubtful accounts	11	10
Unrecognized loss on cash flow hedging instruments (1)	4	5
Operating loss carryforwards	1	5
Intangible assets, state tax benefit	1	1
Other deferred tax assets	4	6
Gross deferred tax assets	212	129
Less: Valuation allowance	(1)	(4)
Net deferred tax assets	211	125
Deferred tax liabilities:
Acquired intangible assets	(264)	(261)
Property and equipment	(84)	(54)
Operating lease right-of-use assets	(76)	—
Unrealized gain on investments(1)	(57)	(20)
Prepaid expenses	(13)	(11)
Capitalized contract acquisition costs	(5)	(7)
Total deferred tax liabilities	(499)	(353)
Net deferred tax liabilities	$(288)	$(228)

(1)     Beginning in fiscal year 2020, unrecognized losses on cash flow hedging instruments are presented separately from unrealized gains on investments. The prior period has been reclassified to conform to the current period presentation.
At September 30, 2020, subsidiaries of the Company have approximately $19 million of separate state operating loss carryforwards. These carryforwards expire between fiscal years 2026 and 2039. Because the realization of the tax benefit from state loss carryforwards is dependent on certain subsidiaries generating sufficient state taxable income in future periods, as well as annual limitations on future utilization, the Company has provided a valuation allowance against the computed benefit in order to reflect the tax benefit expected to be realized.

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A reconciliation of the activity related to unrecognized tax benefits follows for the fiscal years indicated (dollars in millions):

	2020	2019	2018
Beginning balance	$193	$181	$152
Additions based on tax positions related to the current year	39	34	35
Additions for tax positions of prior years	8	3	8
Reductions due to settlements with taxing authorities	(30)	(10)	(3)
Reductions due to lapsed statute of limitations	(7)	(11)	(9)
Reductions for tax positions of prior years	—	(4)	(2)
Ending balance	$203	$193	$181
The balance of unrecognized tax benefits as of September 30, 2020 was $203 million ($161 million net of the federal benefit on state matters), all of which, if recognized, would favorably affect the effective income tax rate in any future periods. The balance of unrecognized tax benefits as of September 30, 2019 was $193 million ($160 million net of the federal benefit on state matters), all of which, if recognized, would favorably affect the effective income tax rate in any future periods. The Company's income tax returns are subject to review and examination by federal, state and local taxing authorities. The federal returns for 2017 through 2019 remain open to examination under the statute of limitations. The years open to examination by state and local government authorities vary by jurisdiction, but the statute of limitations is generally three to four years from the date the tax return is filed. It is reasonably possible that the gross unrecognized tax benefits as of September 30, 2020 could decrease by up to $51 million ($41 million net of the federal benefit on state matters) within the next 12 months as a result of settlements of certain examinations or expiration of the statute of limitations with respect to other tax filings.
The Company recognized $16 million, $5 million and $4 million of interest and penalties expense (net of the federal benefit) on the Consolidated Statements of Income for fiscal years 2020, 2019 and 2018, respectively, primarily due to accruals for unrecognized tax benefits. As of September 30, 2020 and 2019, accrued interest and penalties related to unrecognized tax benefits was $51 million and $36 million, respectively.

12.     Capital Requirements
The Company's broker-dealer subsidiaries are subject to the SEC Uniform Net Capital Rule (Rule 15c3-1 under the Exchange Act), administered by the SEC and FINRA, which requires the maintenance of minimum net capital, as defined. Net capital and the related net capital requirements may fluctuate on a daily basis. TDAC, the Company's clearing broker-dealer subsidiary, and TD Ameritrade, Inc., an introducing broker-dealer subsidiary of the Company, compute net capital under the alternative method as permitted by SEC Rule 15c3-1. TDAC is required to maintain minimum net capital of the greater of $1.5 million, which is based on the type of business conducted by the broker-dealer, or 2% of aggregate debit balances arising from client transactions. TD Ameritrade, Inc. is required to maintain minimum net capital of the greater of $250,000 or 2% of aggregate debit balances arising from client transactions. In addition, under the alternative method, a broker-dealer may not repay any subordinated borrowings, pay cash dividends or make any unsecured advances or loans to its parent company or employees if such payment would result in net capital of less than (1) 5% of aggregate debit balances or (2) 120% of its minimum dollar requirement.
TD Ameritrade Futures & Forex LLC ("TDAFF"), the Company's FCM and FDM subsidiary registered with the CFTC, is subject to CFTC Regulations 1.17 and 5.7 under the Commodity Exchange Act, administered by the CFTC and the NFA. As an FCM, TDAFF is required to maintain minimum adjusted net capital under CFTC Regulation 1.17 of the greater of (1) $1.0 million or (2) its futures risk-based capital requirement, equal to 8% of the total risk margin requirement for all futures and options on futures positions carried by the FCM in client and nonclient accounts. As an FDM, TDAFF is also subject to the net capital requirements under CFTC Regulation 5.7, which requires TDAFF to maintain minimum adjusted net capital of the greater of (1) any amount required under CFTC Regulation 1.17 as described above or (2) $20.0 million plus 5% of all foreign exchange liabilities owed to forex

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

clients in excess of $10.0 million. In addition, an FCM and FDM must provide notice to the CFTC if its adjusted net capital amounts to less than (1) 110% of its risk-based capital requirement under CFTC Regulation 1.17, (2) 150% of its $1.0 million minimum dollar requirement, or (3) 110% of $20.0 million plus 5% of all foreign exchange liabilities owed to forex clients in excess of $10.0 million.
Net capital and net capital requirements for the Company's broker-dealer subsidiaries are summarized in the following tables (dollars in millions):

TD Ameritrade Clearing, Inc.
Date	Net Capital	Required Net Capital (2% of Aggregate Debit Balances)	Net Capital in Excess of Required Net Capital	Ratio of Net Capital to Aggregate Debit Balances
September 30, 2020	$3,731	$621	$3,110	12.01%
September 30, 2019	$3,188	$493	$2,695	12.93%

TD Ameritrade, Inc.
Date	Net Capital	Required Net Capital (Minimum Dollar Requirement)	Net Capital in Excess of Required Net Capital
September 30, 2020	$457	$0.25	$457
September 30, 2019	$289	$0.25	$289
Adjusted net capital and adjusted net capital requirements for the Company's FCM and FDM subsidiary are summarized in the following table (dollars in millions):

TD Ameritrade Futures & Forex LLC
Date	Adjusted Net Capital	Required Adjusted Net Capital ($20 Million Plus 5% of All Foreign Exchange Liabilities Owed to Forex Clients in Excess of $10 Million)	Adjusted Net Capital in Excess of Required Adjusted Net Capital
September 30, 2020	$155	$23	$132
September 30, 2019	$140	$23	$117
The Company's non-depository trust company subsidiary, TDATC, is subject to capital requirements established by the State of Maine, which require TDATC to maintain minimum Tier 1 capital. TDATC's Tier 1 capital was $22 million and $43 million as of September 30, 2020 and 2019, respectively, which exceeded the required Tier 1 capital by $7 million and $22 million, respectively.

13.    Stock-based Compensation
Upon completion of the Merger, and pursuant to the terms of the Merger Agreement, undistributed awards under the TD Ameritrade Holding Corporation Long-Term Incentive Plan (the "LTIP") were replaced with stock-based awards of CSC with the same terms and conditions that applied to each award immediately prior to the Merger after giving effect to the exchange ratio. For performance-based restricted stock units ("PRSUs"), achievement of performance goals was evaluated prior to the Merger to determine the number of units and were then converted into time-based vesting Restricted Stock Units ("RSUs") of CSC. All awards outstanding under the 2006 Directors Incentive Plan (the "Directors Plan") immediately vested and were converted to CSC common stock as part of the merger consideration. After the Merger, there will be no future awards issued under the LTIP or Directors Plan.

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The discussion below reflects the LTIP and Directors Plan prior to the changes noted above and as they applied to all periods presented.
The LTIP authorized the award of options to purchase common stock, common stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units. Under the LTIP, 42,104,174 shares of the Company's common stock were reserved for issuance to eligible employees, consultants and non-employee directors. The Directors Plan authorized the award of options to purchase common stock, common stock appreciation rights, restricted stock units and restricted stock. Under the Directors Plan, 1,830,793 shares of the Company's common stock were reserved for issuance to non-employee directors.
Stock options, except for replacement options granted in connection with business combinations, are granted by the Company with an exercise price not less than the fair market value of the Company's common stock on the grant date. Stock options generally vest over a one- to four-year period and expire 10 years after the grant date. RSUs are awards that entitle the holder to receive shares of Company common stock following a vesting period. RSUs granted to employees generally vest after the completion of a three-year period or ratably over a three-year period. RSUs granted to non-employee directors generally vest over a one-year period. PRSUs are a form of RSUs in which the number of shares ultimately received depends on how the Company's total shareholder return compares to the total shareholder returns of companies in a selected performance peer group. PRSUs are subject to a three-year cliff vesting period. At the end of the performance period, the number of shares of common stock issued can range from 80% to 120% of target, depending on the Company's ranking in the performance peer group. Shares of common stock are issued following the end of the performance period.
Stock-based compensation expense was $49 million, $47 million and $60 million for fiscal years 2020, 2019 and 2018, respectively. The related income tax benefits were $12 million, $12 million and $17 million for fiscal years 2020, 2019 and 2018, respectively.
The following is a summary of option activity in the Company's stock incentive plans for the fiscal year ended September 30, 2020:

	Number of Options (in thousands)	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (in millions)
Outstanding at beginning of year	503	$27.97
Outstanding at end of year	503	$27.97	5.3	$6
Exercisable at end of year	503	$27.97	5.3	$6
The Company measures the fair value of stock options using a Black-Scholes-Merton valuation model as of the date of the grant. No options were granted or exercised during fiscal years 2020, 2019 and 2018. As of September 30, 2020, there was no unrecognized compensation cost related to nonvested stock options awards.
The Company measures the fair value of RSUs based upon the volume-weighted average market price of the underlying common stock as of the date of grant. The grant date fair value of PRSUs was determined based upon a Monte Carlo simulation model whereby the stock prices of the Company and the selected peer group companies were simulated using correlated Geometric Brownian motion paths in order to estimate the Company's total expected shareholder return rank within the peer group index and the corresponding percent of PRSUs that are estimated to be earned per the PRSU award agreement. Stock-based compensation expense associated with RSUs and PRSUs is recognized over the applicable service period using the straight-line method, reduced by expected forfeitures.

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following is a summary of RSU activity in the Company's stock incentive plans for the fiscal year ended September 30, 2020:

	Number of Units (in thousands)	Weighted Average Grant Date Fair Value
Nonvested at beginning of year	1,984	$46.20
Granted	2,411	$42.64
Vested	(897)	$40.48
Forfeited	(117)	$49.15
Nonvested at end of year	3,381	$45.04
The weighted-average grant-date fair value of RSUs granted during fiscal years 2020, 2019 and 2018 was $42.64, $48.43 and $50.61, respectively. As of September 30, 2020, there was $87 million of estimated unrecognized compensation cost related to nonvested RSUs, which was expected to be recognized over a weighted average period of 2.5 years. The total fair value of RSUs that vested during fiscal years 2020, 2019 and 2018 was $42 million, $43 million and $42 million, respectively.
The following is a summary of PRSU activity in the Company's stock incentive plans for the fiscal year ended September 30, 2020:

	Number of Units (in thousands)	Weighted Average Grant Date Fair Value
Nonvested at beginning of year	817	$46.29
Granted (1)	48	$—
Vested	(307)	$37.69
Forfeited	(17)	$50.44
Nonvested at end of year	541	$48.97

(1) Granted units consist of performance-based adjustments and dividend equivalent units.
The weighted-average grant-date fair value of the PRSUs granted during the fiscal years 2019 and 2018 was $49.59 and $49.50, respectively. No PRSUs were granted during fiscal year 2020. As of September 30, 2020, there was $3 million of estimated unrecognized compensation cost related to nonvested PRSUs, which was expected to be recognized over a weighted average period of 1.1 years.
The fair value of PRSUs granted was estimated using a Monte Carlo simulation model with the following inputs for the fiscal years indicated:

	2019	2018
Risk-free interest rate	2.77%	1.84%
Expected dividend yield	0%	0%
Expected volatility	28%	28%
Expected term (years)	2.8	2.8
The risk-free interest rate input was based on U.S. Treasury note yields with remaining terms comparable to the expected term input used in the valuation model. The expected dividend yield was selected to be zero as the vesting condition is based on total shareholder return, which includes changes in price, plus reinvestment of dividends paid. The expected volatility was based on historical daily price changes for a period of time that corresponds with the

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

expected term input used in the valuation model. The expected term input was based on the contractual remaining period of time until the award vests in accordance with the PRSU award agreement.

14.     Employee Benefit Plans
Prior to the Merger, the Company maintained a 401(k) and profit-sharing plan under which annual profit-sharing contributions were determined at the discretion of the board of directors. The Company also made matching contributions pursuant to the plan document. Profit-sharing and matching contributions expense was $64 million, $60 million and $53 million for fiscal years 2020, 2019 and 2018, respectively. In connection with the Merger, the Company's 401(k) and profit-sharing plan was terminated effective October 5, 2020.

15.     Commitments and Contingencies
Legal and Regulatory Matters
Order Routing Matters — In 2014, five putative class action complaints were filed regarding TD Ameritrade, Inc.'s routing of client orders and one putative class action was filed regarding Scottrade, Inc.'s routing of client orders. Five of the six cases were dismissed and the United States Court of Appeals, 8th Circuit, affirmed the dismissals in those cases that were appealed. The one remaining case is Roderick Ford (replacing Gerald Klein) v. TD Ameritrade Holding Corporation, et al., Case No. 8:14CV396 (U.S. District Court, District of Nebraska). In the remaining case, plaintiff alleges that, when routing client orders to various market centers, defendants did not seek best execution, and instead routed clients' orders to market venues that paid TD Ameritrade, Inc. the most money for order flow. Plaintiff alleges that defendants made misrepresentations and omissions regarding the Company's order routing practices. The complaint asserts claims of violations of Section 10(b) and 20 of the Exchange Act and SEC Rule 10b-5. The complaint seeks damages, injunctive relief, and other relief. Plaintiff filed a motion for class certification, which defendants opposed. On July 12, 2018, the Magistrate Judge issued findings and a recommendation that plaintiff's motion for class certification be denied. Plaintiff filed objections to the Magistrate Judge's findings and recommendation, which defendants opposed. On September 14, 2018, the District Judge sustained plaintiff's objections, rejected the Magistrate Judge's recommendation and granted plaintiff's motion for class certification. On September 28, 2018, defendants filed a petition requesting that the U.S. Court of Appeals, 8th Circuit, grant an immediate appeal of the District Court's class certification decision. The U.S. Court of Appeals, 8th Circuit, granted defendants' petition on December 18, 2018. Briefing and oral argument on the appeal is complete. The Securities Industry and Financial Markets Association and the U.S. Chamber of Commerce have filed amicus curiae briefs in support of the Company's appeal. The Company intends to vigorously defend against this lawsuit and is unable to predict the outcome or the timing of the ultimate resolution of the lawsuit, or the potential loss, if any, that may result.
Litigation Relating to the Merger — On May 12, 2020, a putative class action complaint challenging the Merger was filed in the Delaware Court of Chancery. The complaint is captioned Hawkes v. Bettino et al., case number 2020-0306-PAF, and names as Defendants each member of the Company's board of directors who was on the Company's board of directors when the Merger Agreement was approved, TD and CSC. Among other things, the complaint asserts a claim against such directors alleging that the Merger violates Section 203 of the Delaware General Corporation Law (the "Section 203 Claim") and that the definitive joint proxy statement/prospectus fails to disclose that the Merger does not comply with Section 203, which the complaint claims is a material omission. The complaint also alleges claims for breach of fiduciary duty against members of the Company's board of directors who the Plaintiff alleges are affiliated with TD and against TD as the Company's alleged controlling stockholder, relating to the insured deposit account agreement entered into between CSC and TD. The complaint further alleges a claim against CSC for aiding and abetting breaches of fiduciary duty. The complaint sought to enjoin the Company's stockholder vote on and consummation of the Merger and seeks an award of damages.
On May 12, 2020, the Plaintiff also filed (i) a motion seeking to preliminarily enjoin the Company's stockholder vote on the Merger on the grounds that the Merger is subject to the business combination restrictions of Section 203, and (ii) a motion for expedited proceedings, which asked the Court to set a preliminary injunction hearing on this Section 203 Claim in advance of the Company's stockholder vote on the Merger. On May 15, 2020, the Court

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

held a hearing on the Plaintiff's motion for expedited proceedings. The Court granted the Plaintiff's motion for expedited discovery, but declined to hold any injunction hearing on the Plaintiff's Section 203 Claim prior to the Company's June 4, 2020 special meeting. On May 22, 2020, the Company filed a Form 8-K with the Securities and Exchange Commission providing the Company's stockholders with certain Section 203-related disclosures and asking stockholders to approve the Merger by the affirmative vote of at least 66 2/3% of the outstanding shares of the Company's common stock not deemed owned by CSC under Section 203. On May 26, 2020, Plaintiff and Defendants entered into a stipulation that, among other things, provided that if the Merger received the requisite stockholder support contemplated by Section 203, Plaintiff would dismiss his Section 203 Claim as moot and withdraw his application for a preliminary injunction. At the Company's June 4, 2020 special meeting, the votes cast in favor of the Merger represented in excess of 66 2/3% of the outstanding Common Stock not allegedly deemed owned by CSC under Section 203. Accordingly, on June 11, 2020, Plaintiff dismissed his Section 203 claim as moot and withdrew his preliminary injunction motion. The Defendants intend to defend vigorously against the remaining claims alleged in the complaint and believe that the claims are without merit.
Other Legal and Regulatory Matters — The Company is subject to a number of other lawsuits, arbitrations, claims and other legal proceedings in connection with its business. Some of these legal actions include claims for substantial or unspecified compensatory and/or punitive damages. In addition, in the normal course of business, the Company discusses matters with its regulators raised during regulatory examinations or otherwise subject to their inquiry. These matters could result in censures, fines, penalties or other sanctions. ASC 450, Contingencies, governs the recognition and disclosure of loss contingencies, including potential losses from legal and regulatory matters. ASC 450 categorizes loss contingencies using three terms based on the likelihood of occurrence of events that result in a loss: "probable" means that "the future event or events are likely to occur;" "remote" means that "the chance of the future event or events occurring is slight;" and "reasonably possible" means that "the chance of the future event or events occurring is more than remote but less than likely." Under ASC 450, the Company accrues for losses that are considered both probable and reasonably estimable. The Company may incur losses in addition to the amounts accrued where the losses are greater than estimated by management, or for matters for which an unfavorable outcome is considered reasonably possible, but not probable.
The Company estimates that the aggregate range of reasonably possible losses in excess of amounts accrued is from $0 to $90 million as of September 30, 2020. This estimated aggregate range of reasonably possible losses is based upon currently available information for those legal and regulatory matters in which the Company is involved, taking into account the Company's best estimate of reasonably possible losses for those matters as to which an estimate can be made. For certain matters, the Company does not believe an estimate can currently be made, as some matters are in preliminary stages and some matters have no specific amounts claimed. The Company's estimate involves significant judgment, given the varying stages of the proceedings and the inherent uncertainty of predicting outcomes. The estimated range will change from time to time as the underlying matters, stages of proceedings and available information change. Actual losses may vary significantly from the current estimated range.
The Company believes, based on its current knowledge and after consultation with counsel, that the ultimate disposition of these legal and regulatory matters, individually or in the aggregate, is not likely to have a material adverse effect on the financial condition or cash flows of the Company. However, in light of the uncertainties involved in such matters, the Company is unable to predict the outcome or the timing of the ultimate resolution of these matters, or the potential losses, fines, penalties or equitable relief, if any, that may result, and it is possible that the ultimate resolution of one or more of these matters may be material to the Company's results of operations for a particular reporting period.
Income Taxes
The Company's federal and state income tax returns are subject to examination by taxing authorities. Because the application of tax laws and regulations to many types of transactions is subject to varying interpretations, amounts reported in the consolidated financial statements could be significantly changed at a later date upon final determinations by taxing authorities.

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

General Contingencies
In the ordinary course of business, there are various contingencies that are not reflected in the consolidated financial statements. These include the Company's broker-dealer and FCM/FDM subsidiaries' client activities involving the execution, settlement and financing of various client securities, options, futures and foreign exchange transactions. These activities may expose the Company to credit risk and losses in the event the clients are unable to fulfill their contractual obligations.
The Company extends margin credit and leverage to its clients. In margin transactions, the Company extends credit to the client, subject to various regulatory and internal margin requirements, collateralized by cash and securities in the client's account. In connection with these activities, the Company also routes client orders for execution and clears client transactions involving the sale of securities not yet purchased ("short sales"). Such margin-related transactions may expose the Company to credit risk in the event a client's assets are not sufficient to fully cover losses that the client may incur. Leverage involves securing a large potential future obligation with a lesser amount of collateral. The risks associated with margin credit and leverage increase during periods of rapid market movements, or in cases where leverage or collateral is concentrated and market movements occur. In the event the client fails to satisfy its obligations, the Company has the authority to liquidate certain positions in the client's account(s) at prevailing market prices in order to fulfill the client's obligations. However, during periods of rapid market movements, clients who utilize margin credit or leverage and who have collateralized their obligations with securities may find that the securities have a rapidly depreciating value (or increasing value with respect to short positions) and may not be sufficient to cover their obligations in the event of liquidation. The Company seeks to mitigate the risks associated with its client margin and leverage activities by requiring clients to maintain margin collateral in compliance with various regulatory and internal guidelines. The Company monitors required margin levels throughout each trading day and, pursuant to such guidelines, requires clients to deposit additional collateral, or to reduce positions, when necessary.
The Company contracts with unaffiliated FCM, FDM and broker-dealer entities to clear and execute futures, options on futures and foreign exchange transactions for its clients. This can result in concentrations of credit risk with one or more of these counterparties. This risk is partially mitigated by the counterparties' obligation to comply with rules and regulations governing FCMs, FDMs and broker-dealers in the United States. These rules generally require maintenance of minimum net capital thresholds and segregation of client funds and securities. In addition, the Company manages this risk by requiring credit approvals for counterparties and by utilizing account funding and sweep arrangement agreements that generally specify that all client cash in excess of futures funding requirements be transferred back to the clients' securities brokerage accounts at the Company on a daily basis.
The Company loans securities temporarily to other broker-dealers in connection with its broker-dealer business. The Company receives cash as collateral for the securities loaned. Increases in securities prices may cause the market value of the securities loaned to exceed the amount of cash received as collateral. In the event the counterparty to these transactions does not return the loaned securities, the Company may be exposed to the risk of acquiring the securities at higher prevailing market prices in order to satisfy its client obligations. The Company mitigates this risk by requiring credit approvals for counterparties, by monitoring the market value of securities loaned on a daily basis and requiring additional cash as collateral when necessary, and by participating in a risk-sharing program offered through the Options Clearing Corporation ("OCC").
The Company borrows securities temporarily from other broker-dealers in connection with its broker-dealer business. The Company deposits cash as collateral for the securities borrowed. Decreases in securities prices may cause the market value of the securities borrowed to fall below the amount of cash deposited as collateral. In the event the counterparty to these transactions does not return the cash deposited, the Company may be exposed to the risk of selling the securities at lower prevailing market prices. The Company mitigates this risk by requiring credit approvals for counterparties, by monitoring the collateral values on a daily basis and requiring collateral to be returned by the counterparties when necessary, and by participating in a risk-sharing program offered through the OCC.
The Company transacts in reverse repurchase agreements (securities purchased under agreements to resell) in connection with its broker-dealer business. The Company's policy is to take possession or control of securities with

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

a market value in excess of the principal amount loaned, plus accrued interest, in order to collateralize resale agreements. The Company monitors the market value of the underlying securities that collateralize the related receivable on resale agreements on a daily basis and may require additional collateral when deemed appropriate.
The Company utilizes securities sold under agreements to repurchase (repurchase agreements) to finance its short-term liquidity and capital needs. Under these agreements, the Company receives cash from the counterparties and provides U.S. Treasury securities as collateral, allowing the counterparties the right to sell or repledge the collateral. These agreements expose the Company to credit losses in the event the counterparties cannot meet their obligations. The Company mitigates this risk by requiring credit approvals for counterparties, by monitoring the market value of pledged securities owned on a daily basis and requiring the counterparties to return cash or excess collateral pledged when necessary.
The Company has accepted collateral in connection with client margin loans and securities borrowed. Under applicable agreements, the Company is generally permitted to repledge securities held as collateral and use them to enter into securities lending arrangements. The following table summarizes the fair values of client margin securities and stock borrowings that were available to the Company to utilize as collateral on various borrowings or for other purposes, and the amount of that collateral loaned or repledged by the Company (dollars in billions):

	September 30,
	2020	2019
Client margin securities	$38.6	$28.6
Stock borrowings	0.5	1.9
Total collateral available	$39.1	$30.5
Collateral loaned	$3.2	$3.2
Collateral repledged	6.7	4.6
Total collateral loaned or repledged	$9.9	$7.8
The Company is subject to cash deposit and collateral requirements with clearinghouses based on its clients' trading activity. The following table summarizes cash deposited with and securities pledged to clearinghouses by the Company (dollars in millions):

		September 30,
Assets	Balance Sheet Classification	2020	2019
Cash	Receivable from brokers, dealers and clearing organizations	$1,003	$545
U.S. government debt securities	Securities owned, at fair value	181	168
Total		$1,184	$713
The Company manages its sweep program through off-balance sheet arrangements with TD and unaffiliated third-party depository financial institutions (together, the "Sweep Program Counterparties"). The sweep program is offered to eligible clients whereby the client's uninvested cash is swept into FDIC-insured (up to specified limits) money market deposit accounts at the Sweep Program Counterparties. The Company earns revenue on client cash at the Sweep Program Counterparties based on the return of floating-rate and fixed-rate notional investments. The Company designates amounts and maturity dates for the fixed-rate notional investments within the sweep program portfolios, subject to certain limitations. In the event the Company instructs the Sweep Program Counterparties to withdraw a fixed-rate notional investment prior to its maturity, the Company may be required to reimburse the Sweep Program Counterparties for any losses incurred as a result of the early withdrawal. In order to mitigate the risk of potential loss due to an early withdrawal of fixed-rate notional investments, the Company maintains a certain level of short-term floating-rate investments within the sweep program portfolios to meet client cash demands. See "Insured Deposit Account Agreement" in Note 22 for a description of the sweep arrangement between the Company and TD.

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Guarantees
The Company is a member of and provides guarantees to securities clearinghouses and exchanges in connection with client trading activities. Under related agreements, the Company is generally required to guarantee the performance of other members. Under these agreements, if a member becomes unable to satisfy its obligations to the clearinghouse, other members would be required to meet shortfalls. The Company's liability under these arrangements is not quantifiable and could exceed the cash and securities it has posted to the clearinghouse as collateral. However, the likelihood that the Company would be required to make payments under these agreements is considered remote. Accordingly, no contingent liability is carried on the Consolidated Balance Sheets for these guarantees.
The Company clears its clients' futures and options on futures transactions on an omnibus account basis through unaffiliated FCMs. The Company also contracts with an external provider to facilitate foreign exchange trading for its clients. The Company has agreed to indemnify these unaffiliated FCMs and the external provider for any loss that they may incur from the client transactions introduced to them by the Company.

16.     Fair Value Disclosures
Fair Value Measurement — Definition and Hierarchy
ASC 820, Fair Value Measurement, defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date.
ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company's own assumptions about the assumptions other market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.
The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels, as follows:
•Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. This category includes active exchange-traded funds, money market mutual funds, mutual funds and equity securities.
•Level 2 — Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Such inputs include quoted prices in markets that are not active, quoted prices for similar assets and liabilities in active and inactive markets, inputs other than quoted prices that are observable for the asset or liability and inputs that are derived principally from or corroborated by observable market data by correlation or other means. This category includes most debt securities, U.S. government agency mortgage-backed securities, which consist of Ginnie Mae Conventional Residential Mortgages and Ginnie Mae Home Equity Conversion Mortgages, and other interest-sensitive financial instruments.
•Level 3 — Unobservable inputs for the asset or liability, where there is little, if any, observable market activity or data for the asset or liability.

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following tables present the Company's fair value hierarchy for assets and liabilities measured at fair value on a recurring basis as of September 30, 2020 and 2019 (dollars in millions):

	September 30, 2020
	Level 1	Level 2	Level 3	Fair Value
Assets:
Cash equivalents:
Money market mutual funds	$5,833	$—	$—	$5,833
Investments segregated and on deposit for regulatory purposes:
U.S. government debt securities	—	3,252	—	3,252
U.S. government agency mortgage-backed securities	—	2,976	—	2,976
Subtotal - Investments segregated and on deposit for regulatory purposes	—	6,228	—	6,228
Securities owned:
U.S. government debt securities	—	409	—	409
Other	2	4	—	6
Subtotal - Securities owned	2	413	—	415
Investments available-for-sale:
U.S. government debt securities	—	1,790	—	1,790
Other assets:
Interest rate swaps(1)	—	193	—	193
Other	2	1	—	3
Subtotal — Other assets	2	194	—	196
Total assets at fair value	$5,837	$8,625	$—	$14,462
Liabilities:
Accounts payable and other liabilities:
Securities sold, not yet purchased	$—	$1	$—	$1

(1)See "Fair Value Hedging" in Note 10 for details.

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	September 30, 2019
	Level 1	Level 2	Level 3	Fair Value
Assets:
Cash equivalents:
Money market mutual funds	$2,486	$—	$—	$2,486
Investments segregated and on deposit for regulatory purposes:
U.S. government debt securities	—	4,394	—	4,394
U.S. government agency mortgage-backed securities	—	1,318	—	1,318
Subtotal — Investments segregated and on deposit for regulatory purposes	—	5,712	—	5,712
Securities owned:
U.S. government debt securities	—	524	—	524
Other	2	6	—	8
Subtotal — Securities owned	2	530	—	532
Investments available-for-sale:
U.S. government debt securities	—	1,668	—	1,668
Other assets:
Interest rate swaps(1)	—	71	—	71
U.S. government debt securities	—	1	—	1
Subtotal - Other assets	—	72	—	72
Total assets at fair value	$2,488	$7,982	$—	$10,470
Liabilities:
Accounts payable and other liabilities:
Interest rate swaps(1)	$—	$3	$—	$3

(1)See "Fair Value Hedging" in Note 10 for details.
There were no transfers between any levels of the fair value hierarchy during the periods covered by this report.
Valuation Techniques
In general, and where applicable, the Company uses quoted prices in active markets for identical assets or liabilities to determine fair value. This pricing methodology applies to the Company's Level 1 assets and liabilities. If quoted prices in active markets for identical assets and liabilities are not available to determine fair value, then the Company uses quoted prices for similar assets and liabilities or inputs other than the quoted prices that are observable, either directly or indirectly. This pricing methodology applies to the Company's Level 2 assets and liabilities.
Level 2 Measurements:
Debt securities — Fair values for debt securities are based on prices obtained from an independent pricing vendor. The primary inputs to the valuation include quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. The Company validates the vendor pricing by periodically comparing it to pricing from another independent pricing service. The Company has not adjusted prices obtained from the independent pricing vendor for any periods presented in the consolidated financial statements because no significant pricing differences have been observed.

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

U.S. government agency mortgage-backed securities — Fair values for mortgage-backed securities are based on prices obtained from an independent pricing vendor. The primary inputs to the valuation include quoted prices for similar assets in active markets and in markets that are not active, a market-derived prepayment curve, weighted average yields on the underlying collateral and spreads to benchmark indices. The Company validates the vendor pricing by periodically comparing it to pricing from two other independent sources. The Company has not adjusted prices obtained from the independent pricing vendor for any periods presented in the consolidated financial statements because no significant pricing differences have been observed.
Interest rate swaps — These derivatives are valued by the Company using a valuation model provided by a third-party service that incorporates interest rate yield curves, which are observable for substantially the full term of the contract. The valuation model is widely accepted in the financial services industry and does not involve significant judgment because most of the inputs are observable in the marketplace. Credit risk is not an input to the valuation because in each case the Company or counterparty has possession of collateral, in the form of cash or U.S. Treasury securities, in amounts equal to or exceeding the fair value of the interest rate swaps. The Company validates the third-party service valuations by comparing them to valuation models provided by the swap counterparties.
Fair Value of Financial Instruments Not Recorded at Fair Value
Receivable from/payable to brokers, dealers and clearing organizations, receivable from/payable to clients, receivable from/payable to affiliates, other receivables and accounts payable and other liabilities are short-term in nature and accordingly are carried at amounts that approximate fair value. These financial instruments are recorded at or near their respective transaction prices and historically have been settled or converted to cash at approximately that value (categorized as Level 2 of the fair value hierarchy).
Cash and investments segregated and on deposit for regulatory purposes includes reverse repurchase agreements (securities purchased under agreements to resell). Reverse repurchase agreements are treated as collateralized financing transactions and are carried at amounts at which the securities will subsequently be resold, plus accrued interest. The Company's reverse repurchase agreements generally have a maturity of seven days and are collateralized by securities in amounts exceeding the carrying value of the resale agreements. Accordingly, the carrying value of reverse repurchase agreements approximates fair value (categorized as Level 2 of the fair value hierarchy). Cash and investments segregated and on deposit for regulatory purposes also includes cash held in demand deposit accounts and on deposit with futures commission merchants, for which the carrying values approximate the fair value (categorized as Level 1 of the fair value hierarchy). See Note 3 for a summary of cash and investments segregated and on deposit for regulatory purposes.
Long-term debt — As of September 30, 2020, the Company's Senior Notes had an aggregate estimated fair value, based on quoted market prices (categorized as Level 1 of the fair value hierarchy), of approximately $3.83 billion, compared to the aggregate carrying value of the Senior Notes on the Consolidated Balance Sheet of $3.72 billion. As of September 30, 2019, the Company's Senior Notes had an aggregate estimated fair value, based on quoted market prices, of approximately $3.67 billion, compared to the aggregate carrying value of the Senior Notes on the Consolidated Balance Sheet of $3.59 billion.

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.     Offsetting Assets and Liabilities
Substantially all of the Company's reverse repurchase agreements, securities borrowing and securities lending activity and derivative financial instruments are transacted under master agreements that may allow for net settlement in the ordinary course of business, as well as offsetting of all contracts with a given counterparty in the event of default by one of the parties. However, for financial statement purposes, the Company does not net balances related to these financial instruments.
The following tables present information about the potential effect of rights of setoff associated with the Company's recognized assets and liabilities as of September 30, 2020 and 2019 (dollars in millions):

	September 30, 2020
				Gross Amounts Not Offset in the Consolidated Balance Sheet
	Gross Amounts of Recognized Assets and Liabilities	Gross Amounts Offset in the Consolidated Balance Sheet	Net Amounts Presented in the Consolidated Balance Sheet	Financial Instruments(4)	Collateral Received or Pledged (Including Cash)(5)	Net Amount(6)
Assets:
Receivable from brokers, dealers and clearing organizations:
Deposits paid for securities borrowed(1)	$521	$—	$521	$(28)	$(486)	$7
Other assets:
Interest rate swaps	193	—	193	(193)	—	—
Total	$714	$—	$714	$(221)	$(486)	$7
Liabilities:
Payable to brokers, dealers and clearing organizations:
Deposits received for securities loaned (2)(,3)	$3,157	$—	$3,157	$(28)	$(2,684)	$445

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	September 30, 2019
				Gross Amounts Not Offset in the Consolidated Balance Sheet
	Gross Amounts of Recognized Assets and Liabilities	Gross Amounts Offset in the Consolidated Balance Sheet	Net Amounts Presented in the Consolidated Balance Sheet	Financial Instruments(4)	Collateral Received or Pledged (Including Cash)(5)	Net Amount(6)
Assets:
Investments segregated and on deposit for regulatory purposes:
Reverse repurchase agreements	$500	$—	$500	$—	$(500)	$—
Receivable from brokers, dealers and clearing organizations:
Deposits paid for securities borrowed (1)	1,864	—	1,864	(38)	(1,795)	31
Other assets:
Interest rate swaps	71	—	71	(71)	—	—
Total	$2,435	$—	$2,435	$(109)	$(2,295)	$31
Liabilities:
Payable to brokers, dealers and clearing organizations:
Deposits received for securities loaned (2)(3)	$3,189	$—	$3,189	$(38)	$(2,821)	$330
Accounts payable and other liabilities:
Interest rate swaps	3	—	3	(3)	—	—
Total	$3,192	$—	$3,192	$(41)	$(2,821)	$330

(1)Included in the gross amounts of deposits paid for securities borrowed is $326 million and $723 million as of September 30, 2020 and 2019, respectively, transacted through a risk-sharing program with the OCC, which guarantees the return of cash to the Company. See "General Contingencies" in Note 15 for a discussion of the potential risks associated with securities borrowing transactions and how the Company mitigates those risks.
(2)Included in the gross amounts of deposits received for securities loaned is $2.35 billion and $2.48 billion as of September 30, 2020 and 2019, respectively, transacted through a risk-sharing program with the OCC, which guarantees the return of securities to the Company. See "General Contingencies" in Note 15 for a discussion of the potential risks associated with securities lending transactions and how the Company mitigates those risks.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(3)Substantially all of the Company's securities lending transactions have a continuous contractual term and, upon notice by either party, may be terminated within two business days. The following table summarizes the Company's gross liability for securities lending transactions by the class of securities loaned (dollars in millions):

	September 30,
	2020	2019
Deposits received for securities loaned:
Equity securities	$2,574	$2,629
Exchange-traded funds	428	285
Real estate investment trusts	83	181
Closed-end funds	66	86
Other	6	8
Total	$3,157	$3,189

(4)Amounts represent recognized assets and liabilities that are subject to enforceable master agreements with rights of setoff.
(5)Represents the fair value of collateral the Company had received or pledged under enforceable master agreements, limited for table presentation purposes to the net amount of the recognized assets due from or liabilities due to each counterparty. At September 30, 2020 and 2019, the Company had received total collateral with a fair value of $739 million and $2.43 billion, respectively, and pledged total collateral with a fair value of $2.71 billion and $2.86 billion, respectively.
(6)Represents the amount for which, in the case of net recognized assets, the Company had not received collateral, and in the case of net recognized liabilities, the Company had not pledged collateral.

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.     Accumulated Other Comprehensive Income (Loss)
The following table presents the net change in fair value recorded for each component of other comprehensive income before and after income tax for the fiscal years indicated (dollars in millions):

	2020			2019			2018
	Before Tax	Tax Effect	Net of Tax	Before Tax	Tax Effect	Net of Tax	Before Tax	Tax Effect	Net of Tax
Investments available-for-sale:
Unrealized gain (loss)	$124	$(31)	$93	$86	$(21)	$65	$(12)	$3	$(9)
Reclassification adjustment for realized loss included in net income (1)	—	—	—	—	—	—	11	(4)	7
Net change in investments available-for-sale	124	(31)	93	86	(21)	65	(1)	(1)	(2)
Cash flow hedging instruments:
Reclassification adjustment for portion of realized loss amortized to net income (2)	5	(1)	4	4	(1)	3	5	(1)	4
Net change in cash flow hedging instruments	5	(1)	4	4	(1)	3	5	(1)	4
Other comprehensive income	$129	$(32)	$97	$90	$(22)	$68	$4	$(2)	$2

(1)The before tax reclassification amount and related tax effect are included in loss on sale of investments and provision for income taxes, respectively, on the Consolidated Statements of Income.
(2)The before tax reclassification amounts and the related tax effects are included in interest on borrowings and provision for income taxes, respectively, on the Consolidated Statements of Income.

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents after-tax changes in each component of accumulated other comprehensive income (loss) for the fiscal years indicated (dollars in millions):

	2020	2019	2018
Investments available-for-sale:
Beginning balance	$58	$(7)	$(5)
Other comprehensive income (loss) before reclassification	93	65	(9)
Amount reclassified from accumulated other comprehensive income (loss)	—	—	7
Current period change	93	65	(2)
Ending balance	$151	$58	$(7)
Cash flow hedging instruments:
Beginning balance	$(17)	$(20)	$(20)
Amount reclassified from accumulated other comprehensive income (loss)	4	3	4
Adoption of Accounting Standards Update 2018-02	—	—	(4)
Current period change	4	3	—
Ending balance	$(13)	$(17)	$(20)
Total accumulated other comprehensive income (loss):
Beginning balance	$41	$(27)	$(25)
Current period change	97	68	(2)
Ending balance	$138	$41	$(27)

19.     Segment and Geographic Area Information
The Company primarily operates in the securities brokerage industry and has no other reportable segments. Substantially all of the Company's revenues from external clients for the fiscal years ended September 30, 2020, 2019 and 2018 were derived from its operations in the United States.

20.     Accelerated Stock Repurchase Agreements
On March 26, 2019, the Company entered into an agreement with an investment bank counterparty to purchase $350 million of its common stock under an accelerated stock repurchase transaction (the "March 2019 ASR Agreement"). Pursuant to the terms of the March 2019 ASR Agreement, the Company received an initial delivery of 5.6 million shares of its common stock on March 28, 2019 and received an additional 1.3 million shares upon settlement of the transaction on August 7, 2019. The Company ultimately repurchased a total of approximately 6.9 million shares under the March 2019 ASR Agreement at a net weighted average price of $50.84 per share.
On November 27, 2018, the Company entered into an agreement with an investment bank counterparty to purchase $60 million of its common stock under an accelerated stock repurchase transaction (the "November 2018 ASR Agreement"). Pursuant to the terms of the November 2018 ASR Agreement, the Company received an initial delivery of 0.9 million shares of its common stock on November 30, 2018 and received an additional 0.3 million shares upon settlement of the transaction on March 5, 2019. The Company ultimately repurchased a total of approximately 1.2 million shares under the November 2018 ASR Agreement at a net weighted average price of $52.12 per share.
On September 12, 2018, the Company entered into an agreement with an investment bank counterparty to purchase $150 million of its common stock under an accelerated stock repurchase transaction (the "September 2018 ASR Agreement"). Pursuant to the terms of the September 2018 ASR Agreement, the Company received an initial delivery of 2.2 million shares of its common stock on September 13, 2018 and received an additional 0.6 million shares upon settlement of the transaction on October 16, 2018. The Company ultimately repurchased a total of

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

approximately 2.8 million shares under the September 2018 ASR Agreement at a net weighted average price of $53.13 per share.
The Company treated the ASR agreements as forward contracts indexed to its own common stock. The forward contracts met all of the applicable criteria for equity classification, including the Company's right to settle in shares. The Company reflected the shares received from the investment bank counterparties as treasury stock as of the dates the shares were delivered, which resulted in reductions of the outstanding shares used to calculate the weighted average common shares outstanding for both basic and diluted earnings per share during the respective periods.

21.     Revenue Recognition
The following table sets forth the disaggregation of the Company's revenue by major source (dollars in millions):

	Fiscal Year
	2020	2019	2018
Revenues:
Asset-based revenues:
Bank deposit account fees	$1,670	$1,717	$1,541
Net interest revenue	1,394	1,533	1,272
Investment product fees	552	586	557
Total asset-based revenues	3,616	3,836	3,370
Transaction-based revenues:
Order routing revenue	1,031	492	458
Commissions (1)	877	1,343	1,372
Other	191	167	139
Total transaction-based revenues	2,099	2,002	1,969
Other revenues	283	178	113
Net revenues	$5,998	$6,016	$5,452

(1) Effective October 3, 2019, the Company reduced its online exchange-listed stock, exchange traded funds (ETF) (domestic and Canadian) and option trade commissions from $6.95 to $0 per trade (plus $0.65 per contract and no exercise or assignment fees on option trades).
The amount of revenue recognized by the Company is measured based on the consideration specified in contracts with its clients. The Company recognizes revenue when a performance obligation is satisfied over time as the services are performed or at a point in time depending on the nature of the services provided as further discussed below.
Asset-Based Revenues
Asset-based revenues consists of bank deposit account fees, net interest revenue and investment product fees. The primary factors driving the Company's asset-based revenues are average balances and average rates. Average balances consist primarily of average client bank deposit account balances, average client margin balances, average segregated cash balances, average client credit balances, average fee-based investment balances and average securities borrowing and lending balances. Average rates consist of the average interest rates and fees earned and paid on such balances.

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Bank deposit account fees
Bank deposit account fees consists of revenues earned and recognized over time resulting from a sweep program that is offered to eligible clients of the Company whereby clients' uninvested cash is swept off-balance sheet to FDIC-insured (up to specified limits) accounts with Sweep Program Counterparties participating in the program. These revenues are based on the return of floating-rate and fixed-rate notional investments, less the actual interest paid to clients and other applicable fees. Bank deposit account fees are collected from the Sweep Program Counterparties on a monthly basis. See "Insured Deposit Account Agreement" in Note 22 for a description of the sweep arrangement between the Company and TD.
Net interest revenue
Net interest revenue, which is generated from financial instruments covered by various other areas of GAAP, is not within the scope of ASC Topic 606, Revenue from Contracts with Customers, and is included in the table above to reconcile to net revenues disclosed within the Consolidated Statements of Income. Net interest revenue primarily consists of income generated by interest charged to clients on margin balances, net interest revenue from securities borrowed and securities loaned transactions and interest earned on client cash, net of interest paid to clients on their credit balances.
Investment product fees
Investment product fee revenue consists of revenues earned and recorded over time on client assets invested in money market mutual funds, other mutual funds and certain investment programs. Investment product fees also includes fees earned on client assets managed by independent registered investment advisors ("RIAs") utilizing the Company's trading and investing platforms. Investment product fees are collected from clients and RIAs on a monthly or quarterly basis. Primary revenue sources within investment product fees are described below.
The following table presents the significant components of investment product fees (dollars in millions):

	Fiscal Year
	2020	2019	2018
Investment product fees:
Mutual fund service fees	$302	$284	$254
Investment program fees	244	271	270
Other	6	31	33
Total investment product fees	$552	$586	$557
Mutual fund service fees includes shareholder services fees and SEC Rule 12b-1 service and distribution fees. Shareholder services fees are earned on the Company's client assets invested in money market mutual funds and other mutual funds for record-keeping and administrative services provided to these funds. The Company earns SEC Rule 12b-1 service and distribution fees for marketing and distribution services provided to these funds. The fees earned are based on contractual rates applied to the average daily net asset value of eligible shares of a respective fund held by the Company's clients. Shareholder services fees are earned over time and collected from the funds on a monthly or quarterly basis. SEC Rule 12b-1 fees are also earned over time and collected from the funds on a monthly or quarterly basis, as the variable consideration of a transaction price is no longer constrained and the value of consideration can be determined as discussed previously.
Investment program fees are earned through fees charged to clients enrolled in product offerings which are actively managed by TD Ameritrade Investment Management, LLC, a wholly-owned subsidiary of the Company. These fees are earned over time and are based on contractual rates applied to asset balances held by the Company's clients in these product offerings. Certain program fees are based on quarter-end balances and are collected from clients in advance, at the beginning of each calendar quarter. Revenues collected on a quarterly basis, less refunds for clients ceasing participation in the program, are recognized during the quarter as performance obligations are

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

satisfied. Other program fees are based on average daily asset balances and collected from clients on a monthly basis.
The Company also earns investment program fees through referral and asset-based program fees on its client assets managed by independent RIAs utilizing the Company's platform. These fees are earned based on contractual rates applied to the client's average daily asset balances under management. Referral fees are earned over time and collected from the independent RIAs on a monthly or quarterly basis, as the variable consideration of a transaction price is no longer constrained and the value of consideration can be determined as discussed previously. Asset-based program fees are also earned over time and collected from the independent RIAs on a monthly or quarterly basis.
Transaction-Based Revenues
Transaction-based revenues primarily consists of order routing revenue and trading commissions earned on trade execution, net of promotional allowances. The primary factors driving the Company's transaction-based revenues are total trades and average commissions per trade. Commission rates are based on rates established by the Company, which vary by type of trade. Transaction-based revenues are earned and recognized at a point in time, on a trade-date basis, as clients execute trades. These trades are generally settled and trading commissions are collected from the Company's clients within one to two business days after the trade date. Order routing revenues are generated from arrangements with market centers to receive cash payments and/or rebates in exchange for routing orders to these firms for execution and are generally collected from the market centers on a monthly basis. Securities owned by clients, including those that collateralize margin or similar transactions, are not reflected in the accompanying consolidated financial statements.
Other Revenues
Other revenues primarily include solicit and tender fees, proxy income and other fees charged for ancillary services provided by the Company to its clients. In addition, other revenues include fair market value adjustments and gains/losses associated with investments held by the Company's broker-dealer subsidiaries. Other revenues generated from investments is covered by various other areas of GAAP, is not within the scope of ASC 606 and is included in the table above to reconcile to net revenues disclosed within the Consolidated Statements of Income. Solicit and tender fees are earned and collected from clients at a point in time when the Company has satisfied its obligation to maintain its client accounts holding securities affected by corporate actions. Proxy fee income is earned and collected at a point in time when the Company distributes proxy statements to its clients on behalf of a registrant and the revenue is based on the volume of proxies distributed and the rate per unit charged to each registrant.
Contract Balances
The following table presents the opening and closing balances of the Company's receivables from contracts with clients that are within the scope of ASC 606 on the Consolidated Balance Sheets (dollars in millions):

	Contract Balances
	Receivable from Clients	Receivable from Affiliates	Other Receivables	Total Receivables from Contracts with Clients
Opening balance, September 30, 2019	$25	$7	$125	$157
Closing balance, September 30, 2020	10	13	183	206
Increase (decrease)	$(15)	$6	$58	$49
The difference between the opening and closing balances of the Company's total receivables from contracts with clients primarily results from the timing difference between the Company's performance and the receipt of payments. No other significant contract assets or liabilities exist as of September 30, 2020 and 2019.

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

22.     Related Party Transactions
Transactions with TD and its Affiliates
As a result of the Company's acquisition of TD Waterhouse Group, Inc. during fiscal year 2006, TD became an affiliate of the Company. TD owned approximately 43% of the Company's common stock as of September 30, 2020. At the time of the Merger, TD's ownership in the Company's common stock was converted into voting and nonvoting shares of CSC's common stock. For additional information regarding the Merger, see Note 24, Subsequent Events. The Company transacts business and has extensive relationships with TD and certain of its affiliates. Transactions with TD and its affiliates are discussed and summarized below.
Insured Deposit Account Agreement
Effective as of the date of the Merger, the IDA agreement was amended and restated in its entirety. For additional information regarding the amended and restated IDA agreement, see Note 24, Subsequent Events. Details regarding the IDA agreement, which was in effect prior to the Merger, are summarized below.
Under the IDA agreement, TD Bank USA and TD Bank, N.A. (together, the "TD Depository Institutions") make available to clients of the Company FDIC-insured (up to specified limits) money market deposit accounts as either designated sweep vehicles or as non-sweep deposit accounts. The Company provides marketing, recordkeeping and support services for the TD Depository Institutions with respect to the money market deposit accounts. In exchange for providing these services, the TD Depository Institutions pay the Company an aggregate marketing fee based on the weighted average yield earned on the client IDA assets, less the actual interest paid to clients, a servicing fee to the TD Depository Institutions and the cost of FDIC insurance premiums.
The fee earned on the IDA agreement is calculated based on two primary components: (1) the yield on fixed-rate notional investments, based on prevailing fixed rates for identical balances and maturities in the interest rate swap market (generally LIBOR-based) at the time such investments were added to the IDA portfolio (including any adjustments required to adjust the variable rate leg of such swaps to a one-month reset frequency and the overall swap payment frequency to monthly) and (2) the yield on floating-rate investments. As of September 30, 2020, the IDA portfolio was comprised of approximately 85% fixed-rate notional investments and 15% floating-rate investments.
The IDA agreement provides that the Company may designate amounts and maturity dates for the fixed-rate notional investments in the IDA portfolio, subject to certain limitations. For example, if the Company designates that $100 million of deposits be invested in 5-year fixed-rate investments, and on the day such investment is confirmed by the TD Depository Institutions the prevailing fixed yield for the applicable 5-year U.S. dollar LIBOR-based swaps is 1.45%, then the Company will earn a gross fixed yield of 1.45% on that portion of the portfolio (before any deductions for interest paid to clients, the servicing fee to the TD Depository Institutions and the cost of FDIC insurance premiums). In the event that (1) the federal funds effective rate is established at 0.75% or greater and (2) the rate on 5-year U.S. dollar interest rate swaps is equal to or greater than 1.50% for 20 consecutive business days, then the rate earned by the Company on new fixed-rate notional investments will be reduced by 20% of the excess of the 5-year U.S. dollar swap rate over 1.50%, up to a maximum of 0.10%.
The yield on floating-rate investments is calculated daily based on the greater of the following rates published by the Federal Reserve: (1) the interest rate paid by Federal Reserve Banks on balances held in excess of required reserve balances and contractual clearing balances under Regulation D and (2) the daily effective federal funds rate.
The interest rates paid to clients are set by the TD Depository Institutions and are not linked to any index. The servicing fee to the TD Depository Institutions under the IDA agreement is equal to 25 basis points on the aggregate average daily balance in the IDA accounts, subject to adjustment as it relates to deposits of less than or equal to $20 billion kept in floating-rate investments or in fixed-rate notional investments with a maturity of up to 24 months ("short-term fixed-rate investments"). For such floating-rate and short-term fixed-rate investments, the servicing fee is equal to the difference of the interest rate earned on the investments less the FDIC premiums paid (in basis points), divided by two. The servicing fee has a floor of 3 basis points (subject to adjustment from time to time to

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

reflect material changes to the TD Depository Institutions' leverage costs) and a maximum of 25 basis points. Though unlikely, in the event the marketing fee computation results in a negative amount, the Company must pay the TD Depository Institutions the negative amount.
If the Company were to withdraw a notional investment prior to its maturity, the Company is required to reimburse the TD Depository Institutions an amount equal to the economic replacement value of the investment, as defined in the IDA agreement. See "General Contingencies" in Note 15 for a discussion of how the Company mitigates the risk of losses due to the early withdrawal of fixed-rate notional investments.
In addition, the Company has various other services agreements and transactions with TD and its affiliates. The following tables summarize revenues and expenses resulting from transactions with TD and its affiliates for the fiscal years indicated (dollars in millions):

Description	Statement of Income Classification	Revenues from TD and its Affiliates
		2020	2019	2018
Insured Deposit Account Agreement	Bank deposit account fees	$1,569	$1,602	$1,426
Order Routing Agreement(1)	Other revenues	39	23	4
Other	Various	12	20	26
Total revenues		$1,620	$1,645	$1,456

Description	Statement of Income Classification	Expenses to TD and its Affiliates
		2020	2019	2018
Order Routing Agreement(1)	Other expense	$32	$18	$—
Other	Various	9	8	7
Total expenses		$41	$26	$7

(1)Prior to fiscal year 2019, the Company accounted for revenues associated with the Order Routing Agreement between the Company and an affiliate of TD on a net basis through other revenues. Following the adoption of the new revenue recognition standard (ASU 2014-09) on October 1, 2018, the Company began accounting for Order Routing Agreement revenues on a gross basis. The Company adopted the new guidance using the modified retrospective approach, which requires the standard to be applied only to the most current period presented; therefore, the prior periods have not been adjusted to reflect the current period presentation.
The following table summarizes the classification and amount of receivables from and payables to TD and its affiliates on the Consolidated Balance Sheets resulting from related party transactions (dollars in millions):

	September 30,
	2020	2019
Assets:
Receivable from brokers, dealers and clearing organizations	$196	$—
Receivable from affiliates	94	112
Liabilities:
Payable to brokers, dealers and clearing organizations	$46	$44
Payable to affiliates	7	5
Accounts payable and other liabilities	2	2
Receivables from and payables to brokers, dealers and clearing organizations primarily relate to securities borrowing and lending activity and are settled in accordance with customary contractual terms. Receivables from and payables

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

to TD affiliates resulting from client cash sweep activity are generally settled in cash the next business day. Other receivables from and payables to affiliates of TD are generally settled in cash on a monthly basis.
TD, along with other financial institutions, participates as a lender under the Parent Revolving Facility and the TDAC Revolving Facilities. For additional information regarding the Company's revolving facilities, see Note 10, Long-term Debt and Other Borrowings. As of September 30, 2020 and 2019, the total lending commitment received from TD under these credit facilities was $229 million and $221 million, respectively. During the fiscal year ended September 30, 2019, the Company paid approximately $1 million of debt issuance costs to an affiliate of TD in connection with the issuance of the 2021 Notes, 2024 Notes and 2029 Notes, which is being amortized into interest expense over the terms of the respective notes.

23.     Condensed Financial Information (Parent Company Only)
The following tables present the Parent company's condensed balance sheets, statements of income and statements of cash flows. Because all other comprehensive income (loss) activity occurred on the Parent company for all periods presented, the Parent company's condensed statements of comprehensive income are not presented.
PARENT COMPANY ONLY
CONDENSED BALANCE SHEETS
As of September 30, 2020 and 2019

	2020	2019
	(In millions)
ASSETS
Cash and cash equivalents	$633	$206
Receivable from subsidiaries	32	15
Investments available-for-sale, at fair value	1,790	1,668
Investments in subsidiaries	11,419	10,464
Other, net	251	126
Total assets	$14,125	$12,479
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and other liabilities	$360	$185
Payable to subsidiaries	8	—
Long-term debt	3,723	3,594
Total liabilities	4,091	3,779
Stockholders' equity	10,034	8,700
Total liabilities and stockholders' equity	$14,125	$12,479

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

PARENT COMPANY ONLY
CONDENSED STATEMENTS OF INCOME
For the Years Ended September 30, 2020, 2019 and 2018

	2020	2019	2018
	(In millions)
Net revenues	$87	$69	$52
Operating expenses	42	34	21
Operating income	45	35	31
Other expense, net	103	129	106
Loss before income taxes and equity in income of subsidiaries	(58)	(94)	(75)
Provision for (benefit from) income taxes	(5)	(20)	15
Loss before equity in income of subsidiaries	(53)	(74)	(90)
Equity in income of subsidiaries	2,077	2,282	1,563
Net income	$2,024	$2,208	$1,473

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

PARENT COMPANY ONLY
CONDENSED STATEMENTS OF CASH FLOWS
For the Years Ended September 30, 2020, 2019 and 2018

	2020	2019	2018
	(In millions)
Cash flows from operating activities:
Net income	$2,024	$2,208	$1,473
Adjustments to reconcile net income to net cash flows provided by operating activities:
Equity in income of subsidiaries	(2,077)	(2,282)	(1,563)
Deferred income taxes	(24)	(5)	13
Dividends from subsidiaries	1,270	1,928	1,030
Loss on sale of investments	—	—	11
Stock-based compensation	49	47	60
Other, net	12	7	9
Changes in operating assets and liabilities:
Receivable from subsidiaries	(17)	(7)	(2)
Other assets	(14)	88	(92)
Accounts payable and other liabilities	176	42	42
Payable to subsidiaries and affiliates	8	(3)	(24)
Net cash provided by operating activities	1,407	2,023	957
Cash flows from investing activities:
Investment in subsidiaries	(145)	(110)	(425)
Loans made under intercompany credit agreements	(4,675)	(300)	(175)
Collections on intercompany credit agreements	4,675	300	175
Cash paid in business acquisition	—	—	(4)
Proceeds from sale of investments available-for-sale, at fair value	—	299	643
Purchase of investments available-for-sale, at fair value	—	(1,394)	(392)
Net cash used in investing activities	(145)	(1,205)	(178)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	1,498	—
Payment of debt issuance costs	—	(12)	(3)
Principal payments on long-term debt	—	(500)	—
Reimbursement (payment) of prepayment premium on long-term debt	—	(3)	2
Net proceeds from (payments on) securities sold under agreements to repurchase	—	(96)	(1)
Proceeds from Parent Senior Revolving Facility	—	—	200
Principal payments on Parent Senior Revolving Facility	—	—	(200)
Payment of cash dividends	(670)	(667)	(477)
Purchase of treasury stock	(143)	(969)	(255)
Purchase of treasury stock for income tax withholding on stock-based compensation	(22)	(14)	(17)
Payment for future treasury stock under accelerated stock repurchase agreement	—	—	(31)
Net cash used in financing activities	(835)	(763)	(782)
Net increase (decrease) in cash and cash equivalents	427	55	(3)
Cash and cash equivalents at beginning of year	206	151	154
Cash and cash equivalents at end of year	$633	$206	$151
Supplemental cash flow information:
Interest paid	$105	$120	$94
Income taxes paid	$533	$611	$309

TD AMERITRADE HOLDING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

24.     Subsequent Events
On October 6, 2020, CSC completed its acquisition of the Company pursuant to the Merger Agreement. As a result of the acquisition, the Company became a wholly-owned subsidiary of CSC. The transaction was accounted for under the acquisition method of accounting and CSC intends to apply pushdown accounting to the Company. At the time of the Merger, each share of the Company's common stock, $0.01 par value, issued and outstanding immediately prior to the Merger (other than treasury shares held by the Company and certain shares held by CSC), was converted into 1.0837 shares of CSC's voting common stock, $0.01 par value (the "Merger Consideration"); however, for a portion of TD's Merger Consideration, TD and its affiliates received nonvoting shares of CSC's common stock in lieu of voting shares of CSC's common stock due to ownership limitations.
The Company incurred approximately $200 million of integration and acquisition related costs since the fiscal year ended September 30, 2020. These costs primarily related to employee terminations and professional services. In addition, CSC announced plans to close a significant number of the Company's branch locations.
Effective as of the date of the Merger, the IDA agreement was amended and restated in its entirety (the "Amended IDA agreement"). The Amended IDA agreement has an initial term expiring July 1, 2031 and is automatically renewable for successive five-year terms, provided that it may be terminated by either CSC or the TD Depository Institutions by providing written notice of non-renewal at least two years prior to the initial expiration date or the expiration date of any subsequent renewal period. Certain revisions under the Amended IDA agreement primarily include (1) changing the former IDA agreement servicing fee to the TD Depository Institutions to 15 basis points on the aggregate average daily balance in the IDA accounts and (2) starting on July 1, 2021, in any 12-month period, CSC's broker-dealer subsidiaries, including TD Ameritrade, Inc. and TDAC, may reduce the aggregate deposits held by the TD Depository Institutions by up to $10 billion, subject to certain considerations.
On October 6, 2020, two inter-company revolving promissory notes were entered into between CSC and the Parent, which are scheduled to expire on December 31, 2022. Under one of the facilities, CSC may, at its option and in its sole discretion, make advances up to $6 billion to the Parent. Under the other facility, the Parent may, at its option and in its sole discretion, make advances up to $700 million to CSC. Each advance shall have a maturity date of no more than 180 days and bear interest at the federal funds rate, reset daily.
On October 6, 2020, CSC entered into an inter-company revolving promissory note with TDAC (the "CSC Credit Facility"), which is scheduled to expire on December 31, 2022. Under the CSC Credit Facility, CSC may, at its option and in its sole discretion, make advances of up to $6 billion to TDAC. Each advance shall have a maturity date of no more than 180 days and bear interest at the federal funds rate, reset daily.